EXHIBIT 10.6B

Schedules and Exhibits to the
Credit Sleeve and Reimbursement Agreement
Dated September 24, 2006,
As amended and restated December 1, 2006

(Portions of this Exhibit have been omitted
Pursuant to a request for confidential treatment)

SCHEDULE 1.01(a)	-	Risk Management Policy Violations
SCHEDULE 1.01(b)	-	Calculations Relating to Exchange Traded Contracts
SCHEDULE 1.01(c)	-	Determination of K and VaR
SCHEDULE 1.01(e)	-	Trademarks
SCHEDULE 1.01(f)	-	Credit Limit Approval Guidelines
SCHEDULE 2.02(a)	-	Counterparty Document Negotiation Provisions
SCHEDULE 2.04	-	C&I Contracts and Governmental Contracts receiving ML Guarantee on Effective Date
SCHEDULE 3.04	-	Calculation and Settlement of Monthly Sleeve Fee
SCHEDULE 3.05	-	Calculation of Make-whole Payment
SCHEDULE 3.07(a)	-	Merrill Account
SCHEDULE 5.13	-	List of Subsidiaries
SCHEDULE 7.14	-	List of Retail Services
SCHEDULE 12.13	-	List of Calculation Agents

EXHIBIT A1	-	Form of ML Guarantee for Accepted Counterparties
EXHIBIT A2	-	Form of ML Guarantee for C&I Customers
EXHIBIT B	-	List of Accepted Counterparties
EXHIBIT C1	-	Form of EEI Power Purchase and Hedging Contract
EXHIBIT C2	-	Form of ISDA Power Purchase and Hedging Contract
EXHIBIT D1	-	Form of EEI Collateral Annex
EXHIBIT D2	-	Form of ISDA Credit Support Annex
EXHIBIT E1	-	Reliant Energy Retail Risk Policy
EXHIBIT E2	-	Reliant Energy Wholesale Risk Control Policy
EXHIBIT F	-	ERCOT Asset List
EXHIBIT G	-	Form of Joinder Agreement
EXHIBIT H	-	Form of Compliance Certificate
EXHIBIT I1	-	Sleeve Provider Employees with Access to Data
EXHIBIT I2	-	Reliant Employees with Access to Data

Schedule 1.01(a)
To Credit Sleeve and Reimbursement Agreement
Risk Management Policy Violations

[***]

***                           The content of this Schedule 1.01(a) (consisting of 3 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(b)
To Credit Sleeve and Reimbursement Agreement
Calculations Relating to Exchange Traded Contracts

Adjusted Volume:

For Exchange Traded Contracts with the following delivery periods and volume quantities,

Period (Month)	ETC Commodity Quantities
0	Q0
1	Q1
2	Q2
3	Q3
—	—
—	—
N	QN

the “Adjusted Volume” of the Mirror OTC Contracts to be entered into between REPS and the Sleeve Provider as part of the (EFS Transaction or ICE Block Transaction) under the Credit Sleeve and Reimbursement Agreement will be computed as follow:

Period (Month)	Adjusted Volume
0	Q0 / AZP0
1	Q1 / AZP1
2	Q2 / AZP2
3	Q3 / AZP3
—	—
—	—
N	QN / AZPN

“AZP” shall be the Adjusted Zero Prices that corresponds to the date on the Adjusted Zero Curve which is defined below.

The Adjusted Volume will be rounded off to the nearest full unit (mmbtu or mwh).

Calculation of Adjusted Zero Curve:

The Credit Sleeve Provider will calculate an adjusted LIBOR forward curve (the “Adjusted LIBOR Forward Curve”) each day by adding the marginal cost of capital adder (the “MCC Adder”) to the inputs used to calculate the Merrill Lynch & Co. standard LIBOR curve (the “Merrill LIBOR Curve”).

“MCC Adder” shall be:

(a) [***]; for purposes of calculating the Adjusted Volume of Mirror OTC Contracts executed in connection with (EFS Transactions or ICE Block Transactions) that are Effective Date Transactions described in Section 2.03(a) of the Credit Sleeve Reimbursement Agreement; and

(b) the marginal cost of capital relative to LIBOR that all Merrill Lynch & Co.’s trading desks are charged for the use of funds by Merrill Lynch & Co. (as of the date of such EFS Transaction or ICE Block Transaction), which amount is relative to LIBOR that is the average cost of capital for Merrill Lynch & Co. across all maturities (such MCC Adder can be positive or negative); for purposes of calculating the Adjusted Volume of Mirror OTC Contracts executed in connection with EFS Transactions or ICE Block Transactions that are Ongoing Transactions described in Section 2.03(b) of the Credit Sleeve Reimbursement Agreement

As of the Effective Date, the MCC Adder described in subsection (b) above is [***]; however, such amount may change in accordance with changes to Merrill Lynch & Co.’s marginal cost of capital as described above.

“Merrill LIBOR Curve” shall be the LIBOR curve used by Merrill Lynch & Co. and its subsidiaries in their U.S. and world wide swap and futures operations and business and used to mark its interest rate position to market.  It is understood that Merrill Lynch & Co. may modify the inputs for how it determines this curve; however, it will continue to use the same curve for the Merrill LIBOR Curve as used in this Schedule and for its other operations as described in the foregoing sentence.

Using the Adjusted LIBOR Forward Curve the Sleeve Provider will calculate a corresponding zero curve (the “Adjusted Zero Curve”), and provide such Adjusted Zero Curve to REPS on each Business Day, no later than 10:00 a.m. CST, and such curve shall be applicable to the (EFS Transactions and ICE Block Transactions) that are executed on that day.  The Adjusted Zero Curve will be a strip of monthly Adjusted Zero Prices, which represent the present value of $1.00 dollar received on a specific date in the future, assuming the Adjusted LIBOR Forward Curve for discounting purposes with discounting being computed utilizing the continuously compounding methodology.  The Adjusted Zero Curve provided will have 5 places after the decimal point.

The term of the Adjusted LIBOR Forward Curve and the corresponding Adjusted Zero Curve will be 72 months, including the then current month; provided, however, that to the extent REPS currently has or in the future obtains an Exchange Traded Contract for a longer period, then the Sleeve Provider will extend the Adjusted LIBOR Forward Curve

***                           Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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and the Adjusted Zero Curve to match such longer period.  Adjusted Zero Prices that correspond to dates that are between the Monthly Dates in the table below will be calculated using linear interpolation.  The format utilized by the Sleeve Provider in providing this information will include at a minimum the following attributes:

Period (Month)	Monthly Date	Adjusted LIBOR Forward Curve	Adjusted Zero Curve
0		AL0 = 0	AZP0 = 1
1		AL1	AZP1
2		AL2	AZP2
3		AL3	AZP3
—		—	—
—		—	—
—		—	—
N		ALN	AZPN

Treatment for Options:

For purposes of clarification the Parties agree that no adjustment will be made to the volumes of options transactions which are transferred pursuant to EOO Transactions under the Credit Sleeve Reimbursement Agreement, or in other words the Adjusted Volume of any Mirror OTC Contract that is an option will be the exact same volume as the volume of the corresponding Exchange Traded Contract.

Physical Exposure Management Fee:

For Exchange Traded Contracts that provide for physical delivery, (both futures contracts and options that provide for physical delivery futures contracts) and are transferred to the Sleeve Provider pursuant to an EFS or EOO Transaction, the following will apply:  The Mirror OTC Transaction’s confirm will specify that REPS agrees to pay to Sleeve Provider (or Sleeve Provider agrees to pay to REPS) a fee (the “Physical Exposure Management Fee” or “PhEM”) equal to: either (i) the actual EFS or EOO Transaction premium paid or received by Sleeve Provider to liquidate the physical exposure or (ii) if Sleeve Provider takes the position in its own book, the average of two broker quotes on the day Sleeve Provider takes the position (which quotes shall be of the applicable buy or sell side from the Sleeve Provider’s perspective of the premium for the EFS or EOO of the same product and delivery month), multiplied by the volume in the EFS or EOO Transaction.  Sleeve Provider will provide REPS notice of the PhEM amount within 2 Business Days of either liquidating the physical exposure with a third party or taking the position on the Sleeve Provider’s own book.  REPS may request that the Sleeve Provider provide deal tickets as evidence of the actual premium paid or received by Sleeve Provider or instant messaging prints of broker quotes.  PhEM shall be due and payable by the applicable Party at the time of settlement of the Mirror OTC Transaction associated with such EOO or EFS Transaction.

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Schedule 1.01(c)
To Credit Sleeve and Reimbursement Agreement
Determination of K and VaR

[***]

***                           The content of this Schedule 1.01(c) (consisting of 72 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.01(e)

To Credit Sleeve and Reimbursement Agreement

Trademarks

NAME	OWNER	GOODS/SERVICES	REG.	APPL. #
Energy Commander	RERH	Class 9.Systems comprised of computer hardware and integrated computer software for communications, and for monitoring, controlling, and managing environmental conditions and energy usage.	2764995	76/263578
Energy Commander	RERH	Class 42. Monitoring, controlling and managing of energy usage for commercial, industrial and institutional customers; providing information regarding environmental conditions and energy usage to commercial, industrial and institutional customers.	2813513	76/263577
PowerZone	RERH	Class 35. Promoting events, sports competitions, contests and award programs. Class 42. Sweepstake services.		78/762804
Your Houston Business	RERH	Class 16. Business magazines. Class 41. Computer services, namely, providing an on-line magazine in the field of business.	2865827	78/156502
Power Card and Design	RERH	Class 35. Promoting the services of public libraries through sponsorship of library membership cards. Class 42. Promoting public awareness of the availability of public library facilities and services by sponsorship of library membership cards.	2428481	75/940944
Reliant	IP Trust	Class 36. Energy brokerage services; electricity brokerage, namely, the brokerage of electric power and the sale of electric power, both generated internally and purchased from electric utilities and from other electric power producers, suppliers and sources, for sale and transfer to others.	3097811	78/622356
Reliant	IP Trust	Class 39. Distribution and delivery of energy.	2886710	78/311694
Reliant	IP Trust	Class 40. Production and generation of energy.	2886711	78/311695

1

Reliant Arena	IP Trust	Class 35. Promoting the goods and services of others by arranging for sponsors to affiliate their goods and services with professional football; rental of advertising space; promoting sports competitions and/or events of others; dissemination of advertising matter and providing facilities for trade shows and conventions; promoting business and tourism in the area of the Reliant Stadium in Houston, Texas.	2976601	76/195453
Reliant Arena	IP Trust	Class 41. Providing stadium facilities for sports and entertainment; arranging and conducting athletic competitions; providing entertainment in the nature of sporting events and competitions, exhibitions and expositions, public performances, concerts, conventions and rodeos; information services, namely, providing a wide range of information relating to sporting events and competitions, exhibitions and expositions, public performances, concerts, conventions and rodeos.	2896040	76/195451
Reliant Arena	IP Trust	Class 42. Restaurant and bar services; providing general purpose facilities for exhibitions.	2943295	76/195450
Reliant Center	IP Trust	Class 35. Promoting the goods and services of others by arranging for sponsors to affiliate their goods and services with professional football; rental of advertising space; promoting sports competitions and/or events of others; dissemination of advertising matter and providing facilities for trade shows and conventions; promoting business and tourism in the area of the Reliant Stadium in Houston, Texas.	2897602	76/195564
Reliant Center	IP Trust	Class 41. Providing stadium facilities for sports and entertainment; arranging and conducting athletic competitions; providing entertainment in the nature of sporting events and competitions, exhibitions and expositions, public performances, concerts, conventions and rodeos; information services, namely, providing a wide range of information relating to sporting events and related activities by means of the Internet.	2875207	76/195562
Reliant Center	IP Trust	Class 42. Restaurant and bar services; providing general purpose facilities for exhibitions.	2926480	75/981963
Reliant Energy	IP Trust	Class 35. Billing services; energy generation logistics services, namely, scheduling generation of energy for others, in International Class	3053512	78/451768

2

Reliant Energy	IP Trust	Class 36. Energy brokerage services; electricity brokerage, namely, the brokerage of electric power and the sale of electric power, both generated internally and purchased from electric utilities and from other electric power producers, suppliers and sources, for sale and transfer to others.	3132302	78/622380
Reliant Energy	IP Trust	Class 39. Distribution and delivery of energy, in International Class 39.	3053513	78/451803
Reliant Energy	IP Trust	Class 40. Production and generation of energy, in International Class 40.	3045140	78/451815
Reliant Energy & Design	IP Trust	Class 35. Business consultation services for the energy industry; billing for energy suppliers; business marketing consulting services in the energy industry; business support services for energy suppliers, namely, providing billing information to energy consumers; operation for others of facilities and infrastructure for energy generation, gathering, transmission, storage and distribution.	2747525	75/623509
Reliant Energy & Design	IP Trust	Class 36. Brokerage in the field of commodities, namely, buying, selling, and trading of energy commodities; financial risk management services; financing of energy services projects; telephone calling card services.	2681501	75/623512
Reliant Energy & Design	IP Trust	Class 39. Public utility services, namely, gathering, transmission, distribution, transportation, and storage of energy commodities.	2895973	75/623308
Reliant Energy & Design	IP Trust	Class 42. Providing temporary use of online, non-downloadable software for use in the field of energy information systems for tracking, monitoring, displaying, storing, and reporting actual, projected, and historical energy storage, transmission, distribution or consumption.	2983403	75/623514
Reliant Energy & Design	IP Trust	Class 42. Engineering design services of energy generation facilities and infrastructure; providing information regarding the energy industry and energy commodities; promoting public awareness of the need for environmentally friendly energy.	2666766	75/623309

3

Reliant Park	IP Trust	Class 18. Textile shopping bags, attaché cases, book bags, tote bags.	2897601	76/195468
Reliant Park	IP Trust	Class 25. Clothing, namely, caps, jackets, polo shirts, shirts, sport shirts, sweaters, sweatshirts, t-shirts, rain-wear and visors.	2897600	76/195465
Reliant Park	IP Trust	Class 35. Promoting the goods and services of others by arranging for sponsors to affiliate their goods and services with professional football; rental of advertising space; promoting sports competitions and/or events of others; dissemination of advertising matter and providing facilities for trade shows and conventions; tourism in the area of the Reliant Stadium in Houston, Texas; promoting business and tourism in the Reliant Stadium in Houston, Texas.	2884611	76/195473
Reliant Park	IP Trust	Class 41. Providing stadium facilities for sports and entertainment; arranging and conducting athletic competitions; providing entertainment in the nature of sporting events and related activities; information services, namely, providing a wide range of information relating to sporting events and related activities by means of the Internet.	2935264	76/195471
Reliant Park	IP Trust	Class 43. Restaurant and bar services; providing general purpose facilities for exhibitions.	2933500	76/195470
Reliant Stadium	IP Trust	Class 16. Paper goods, paper materials and printed matter, namely, posters, mounted photographs, postcards, pennants, books in the field of football and related sporting events and activities; yearbooks, paper napkins, and banners.	2955241	76/195558
Reliant Stadium	IP Trust	Class 28. Toys, namely, action figures, balloons, promotional game materials. sporting goods, namely, footballs and sports balls.	2929142	76/195448
Reliant Stadium	IP Trust	Class 35. Promoting the goods and services of others by arranging for sponsors to affiliate their goods and services with professional football; rental of advertising space; promoting sports competitions and/or events of others; dissemination of advertising matter and providing facilities for trade shows and conventions; promoting business and tourism in the area of the Reliant Stadium in Houston, Texas.	2929141	76/195445

4

Reliant Stadium	IP Trust	Class 41. Providing stadium facilities for sports and entertainment; arranging and conducting athletic competitions; providing entertainment in the nature of sporting events and competitions, exhibitions and expositions, public performances, concerts, conventions and rodeos; information services, namely, providing a wide range of information relating to sporting events and related activities by means of the Internet.	2896039	76/195443
Reliant Stadium	IP Trust	Class 42. Restaurant and bar services; providing general purpose facilities for exhibitions.	2729638	75/981391

5

Schedule 1.01(f)

To Credit Sleeve and Reimbursement Agreement

Credit Limit Approval Guidelines

[***]

***                           The content of this Schedule 1.01(f) (consisting of 1 page) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.02(a)

To Credit Sleeve and Reimbursement Agreement

Counterparty Document Negotiation Provisions

[***]

***                           The content of this Schedule 2.02(a) (consisting of 3 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.04

To Credit Sleeve and Reimbursement Agreement

C&I Contracts and Governmental Contracts

Receiving ML Guarantee on Effective Date

[***]

***                           The content of this Schedule 2.04 (consisting of 2 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.04

To Credit Sleeve and Reimbursement Agreement

Calculation and Settlement of Monthly Sleeve Fee

(a)           For the period from the Effective Date through the Unwind Start Date, on each Monthly Payment Date, REPS shall pay to the Sleeve Provider a monthly fee in arrears equal to the Sleeve Fee Factor as in effect from time to time for each MWh that the Reliant Retail Obligors deliver to their C&I Customers, Residential Mass Customers and Business Services Mass Customers (excluding any load provided to Equistar Chemicals, LP in connection with the Channelview Services Agreement), in each case, in connection with the Retail Energy Business during such period, as determined by the Sleeve Provider based on settled load data provided from ERCOT (such MWHs, the “ERCOT MWHs” and such monthly fee as adjusted from time to time, the “Sleeve Fee”).  Payments of the Sleeve Fee will be determined and made in accordance with the procedures set forth below.

As used in this Schedule 3.04, the term “Sleeve Fee Factor” means $0.40 per MWh provided that such amount shall be adjusted from time to time as follows: (a) under the circumstances, in the amount, at the times and for the periods set forth in Annex A hereto and (b) in the event that the Merrill Parties receive an indemnity contemplated by Section 9.03(a) of the CSRA, by an additional $0.40 per MWh during the period while such indemnity is in effect (cumulative with the effect of any adjustment referred to in clause (a)(if any) from time to time), commencing with first day of the month following the month during which such indemnity was received and ending on the last day of the month during which such indemnity is terminated or expires.

(b)           REPS shall deliver to the Sleeve Provider for each delivery month the following information and associated data relating to the Sleeve Fee as follows:

(i)            Monthly Initial Settlement Calculation:

(A)          The settlement ERCOT MWHs shall be based on the ERCOT Initial Statement as defined by Section 9.2.3 of the ERCOT protocols issued on or about the 10th calendar day of the month following delivery;

(B)           REPS shall provide to the Sleeve Provider a summary of the ERCOT MWHs from the ERCOT Initial Statement by the 15th calendar day of the month following delivery or, if such date is not a Business Day, the immediately succeeding Business Day.  In the event that data provided by ERCOT is omitted or incomplete for any day(s) of the subject month REPS shall provide an Omission Estimate for each day to be used for settlement calculation subject to review and approval by the Sleeve Provider.  The Sleeve Provider shall be notified of any Omission Estimate as an explicit notation included as part of the summary of volumes;

(C)           The “Initial Monthly Sleeve Fee Amount” for each delivery month shall be the ERCOT MWHs per Schedule 3.04(b)(i)(B) for such month multiplied by the Sleeve Fee Factor in effect for such month; and

(D)          Payment of the Initial Monthly Sleeve Fee Amount for each delivery month under Schedule 3.04(b)(i)(C) shall be due on the next Monthly Payment Date.

(ii)           Monthly Final Settlement Calculation:

(A)          The settlement ERCOT MWHs shall be based on the ERCOT Final Statement as defined by Section 9.2.4 of the ERCOT protocols issued on or about the 59th calendar day of the month following delivery;

(B)           REPS shall provide to the Sleeve Provider a summary of ERCOT MWHs from the ERCOT Final Statement by the 15th calendar day of the third month following delivery (i.e. January 2007 shall be due by April 15, 2007) or, if such date is not a Business Day, the immediately succeeding Business Day.  In the event that data provided by ERCOT is omitted or incomplete for any day(s) of the subject month REPS shall provide an Omission Estimate for each day to be used for settlement calculation subject to review and approval by the Sleeve Provider.  The Sleeve Provider shall be notified of any Omission Estimate as an explicit notation included as part of the summary of volumes;

(C)           The “Monthly Sleeve Fee Amount” for each delivery month shall be the difference between (i) the ERCOT MWHs per Schedule 3.04(b)(ii)(B) for such month multiplied by the Sleeve Fee Factor in effect for such month less (ii) the Initial Monthly Sleeve Amount in accordance with Schedule 3.04(b)(i) for such month.  If the difference is positive an amount equal to the difference shall be due to the Sleeve Provider.  If the difference is negative an amount equal to the absolute value of the difference shall be due to REPS; and

(D)          Payment of the Monthly Sleeve Fee Amount for each delivery month under Schedule 3.04(b)(ii)(C) shall be due on the next Monthly Payment Date.

(iii)          Monthly True-Up Statement Calculation:

(A)          REPS shall provide to the Sleeve Provider a summary of the ERCOT MWHs from the ERCOT True-Up Statement as defined by Section 9.2.6 of the ERCOT protocols that have been received by REPS for each delivery month by the 15th calendar day of the month during which such information is received or, if such date is not a Business Day, the immediately succeeding Business Day;

(B)           The “True-Up Sleeve Fee Amount” for each delivery month shall be equal to the product of (i) the ERCOT MWHs per the ERCOT True-Up Statement provided per Schedule 3.04(b)(iii)(A) for such delivery month minus the ERCOT MWHs per the ERCOT Final Statement per Schedule 3.04(b)(ii)(B) for such delivery month multiplied by (ii) the Sleeve Fee Factor in effect for such month.  If the product is positive an amount equal to the product shall be due to the Sleeve Provider.  If the product is negative an amount equal to the absolute value of the product shall be due to REPS; and

(C)           Payment of the True-Up Sleeve Fee Amount for each delivery month under Schedule 3.04(b)(iii)(B) shall be due on the next Monthly Payment Date.

(iv)          Monthly Invoice: The Sleeve Provider shall provide an invoice to REPS within two Business Days of the receipt from REPS of the summary of ERCOT MWhs in accordance with Schedule 3.04(b)(i), (ii) and (iii) with respect to each relevant delivery month; provided that if REPS does not furnish such information in a timely manner, such invoice may be prepared on the basis of reasonable estimates of such information prepared by the Sleeve Provider.  The invoice shall include the following if applicable for each delivery month:  (A) the Initial Monthly Sleeve Fee Amount per Schedule 3.04(b)(i), (B) the Monthly Sleeve Fee Amount per Schedule 3.04(b)(ii) and (C) the True-Up Sleeve Fee Amount per Schedule 3.04(b)(iii).  The Sleeve Provider will be the invoicing party regardless of whether the invoice amount is a receivable or payable amount with respect to the Sleeve Provider

(c)           During the Unwind Period, until the take-out of the Sleeve Provider in accordance with Section 10.01(a)(i), (ii), (iv) or (v) of the CSRA (the date of such take-out, the “Take-Out Date”) or the Unwind Conclusion Date, REPS shall pay to the Sleeve Provider a monthly fee in arrears equal to the Sleeve Fee Factor in effect from time to time for each ERCOT MWh that the Reliant Retail Obligors:

(i)            deliver to their C&I Customers starting on the Unwind Start Date in connection with the Retail Energy Business during such period, to the extent such deliveries are under contractual delivery commitments in effect on the Unwind Start Date, as determined and invoiced by the Sleeve Provider based on contracted load data provided by REPS; and

(ii)           are projected, with those projections being those in effect on the Unwind Start Date, to deliver to their Residential Mass Customers and Business Services Mass Customers starting on the Unwind Start Date in connection with the Retail Energy Business during such period, to the extent the supply for such MWHs was hedged under the CSRA on the Unwind Start Date, as determined and invoiced by the Sleeve Provider based on monthly projected load data provided by REPS consistent with the data provided in the daily reporting, as adjusted by the following:

(A)          for Residential Mass Customers, to the extent there is a greater than 10% migration between current customer count and customer count as projected on the Unwind Start Date for the current period (as determined by ESID count), the projected load data (in effect on the Unwind Start Date) will be adjusted on a pro-rata basis from the start of the month during which such migration threshold occurred and going forward to reflect the customers that have migrated; and

(B)           for Business Services Mass Customers load, to the extent there is a greater than 10% migration between Business Services Mass Customers load and Business Services Mass Customers load as projected on the Unwind Start Date for the current period (as determined by annualized volume (adjusted for seasonality)), the projected load data (in effect on the Unwind Start Date) will be adjusted on a pro-rata basis from the start of the month during which such migration threshold occurred and going forward to reflect the customers that have migrated;

(such monthly fee as adjusted from time to time, the “Unwind Sleeve Fee”).

(d)           REPS shall provide the Sleeve Provider a summary of volumes in MWhs as defined in Schedule 3.04(c)(i) and (ii) and any other data and computations including ESID counts and annualized load (adjusted for seasonality) needed by the Sleeve Provider by the 15th calendar day of each month following each delivery month or, if such day is not a Business Day, the immediately succeeding Business Day.  The Sleeve Provider shall provide an invoice with respect to the Unwind Sleeve Fee to REPS within two Business Days of the receipt from REPS of the summary of volumes in accordance with Schedule 3.04(c) (i) and (ii); provided that if REPS does not furnish such information in a timely manner, such invoice may be prepared on the basis of reasonable estimates of such information prepared by the Sleeve Provider.  The Sleeve Provider will be the invoicing party regardless of whether the invoice amount is a receivable or payable amount with respect to the Sleeve Provider.  Payment with respect to the Unwind Sleeve Fee shall be due and payable in arrears for each delivery month on the next Monthly Payment Date after invoicing and on the Take-Out Date and the Unwind Conclusion Date.

Annex A to

Schedule 3.04

To Credit Sleeve and Reimbursement Agreement

Certain Adjustments to the Sleeve Fee Factor

Sleeve Fee Increase Zones

Zone 1.  If there shall occur 1, but not more than 1, Level III Violation during any 60 consecutive month period beginning after the Effective Date the Sleeve Fee or Unwind Sleeve Fee, as applicable, shall be increased by $0.10 per MWh beginning on the 1st day of the month following the month during which the Level III Violation occurs through the earlier to occur of (a) the last day of the 6th month during which no Level III Violations have occurred, (b) an increase in the Sleeve Fee or Unwind Sleeve Fee under either Zone 2 or Zone 3 below applies, or (c) the Credit Sleeve Termination Date.

Zone 2.  If there shall occur 2, but not more than 2, Level III Violations during any 60 consecutive month period beginning after the Effective Date the Sleeve Fee or Unwind Sleeve Fee, as applicable, shall be increased by $0.20 per MWh beginning on the 1st day of the month following the month during which the second Level III Violation occurs through the earlier to occur of (a) the last day of the 12th month during which no Level III Violations have occurred, (b) an increase in the Sleeve Fee or Unwind Sleeve Fee under Zone 3 below applies, or (c) the Credit Sleeve Termination Date.

Zone 3.  If there shall occur 3 or more Level III Violations during any 60 consecutive month period beginning after the Effective Date the Sleeve Fee or Unwind Sleeve Fee, as applicable, shall be increased by $0.30 per MWh beginning on the 1st day of the month following the month during which the third Level III Violation occurs through the Credit Sleeve Termination Date.

Schedule 3.05

To Credit Sleeve and Reimbursement Agreement

Calculation of Make-whole Payment

“Make-whole Payment” means, as of any date of determination, an amount equal to the greater of (i) $50 million less the sum of (A) the Structuring Fee (as defined in Section 3.06 of the CSRA) and (B) the aggregate amounts of the Monthly Sleeve Fees that have been paid to the Sleeve Provider as of such date and (ii) $0, determined by the Sleeve Provider on such date.

Schedule 3.07(a)
To Credit Sleeve and Reimbursement Agreement
Merrill Account

JP Morgan Chase
ABA 021000021
Account Number# [***]
Account Name Merrill Lynch Commodities, Inc.

***                           Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.13
To Credit Sleeve and Reimbursement Agreement
List of Subsidiaries

Equity investment

1.                                       RERH Holdings, LLC’s ownership of 1,000 units of the membership interest of Reliant Energy Retail Holdings, LLC

2.                                       Reliant Energy Retail Holdings, LLC’s ownership of
a.             1,000 units of the membership interest of Reliant Energy Retail Services, LLC
b.             1,000 units of the membership interest of Reliant Energy Power Supply, LLC

3.                                       Reliant Energy Retail Services, LLC’s ownership of 1,000 units of the membership interest of RE Retail Receivables, LLC

	Jurisdiction of Organization	Organizational/Taxpayer Identification Number
RERH Holdings, LLC	Delaware	4191623/20-5222227
Reliant Energy Retail Holdings, LLC	Delaware	3279845/76-0655580
Reliant Energy Retail Services, LLC	Delaware	3279840/76-0655567
R E Retail Receivables, LLC	Delaware	3531400/41-2046596
Reliant Energy Power Supply, LLC	Delaware	4142914/20-4823108

Address of principal place of business for all of the above:

1000 Main Street
Houston, Texas  77002

Schedule 7.14
To Credit Sleeve and Reimbursement Agreement
List of Retail Services

[***]

***                           The content of this Schedule 7.14 (consisting of 3 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Schedule 12.13
To Credit Sleeve and Reimbursement Agreement
List of Calculation Agents

[***]

***                           The content of this Schedule 12.13 (consisting of 1 page) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A1
To Credit Sleeve and Reimbursement Agreement
Form of ML Guarantee for Accepted Counterparties

GUARANTEE OF MERRILL LYNCH & CO., INC.

WHEREAS, Reliant Energy Power Supply, LLC, a Delaware limited liability company (“REPS”), and certain of its affiliates have entered into an agreement with Merrill Lynch Commodities, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“MLCI”), and its parent, Merrill Lynch & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), related to an enhanced credit structure for the retail electric business of REPS and its affiliates;

WHEREAS, as part of the consideration for the above described agreement, ML & Co. has agreed to issue this Guarantee, guarantying the obligations of REPS under the Agreement described below, consistent with the terms and conditions set forth below.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, ML & CO. hereby unconditionally guarantees to                   (the “Company”), the due and punctual payment of any and all amounts payable by REPS, its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of RERH Holdings, LLC, a Delaware limited liability company, under the terms of the [EEI/ISDA] Master Agreement between the Company and REPS, dated as of                      , 2006 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof.  In case of the failure of REPS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee.  This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of REPS or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against REPS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor.  ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement.  This Guarantee shall continue to be effective if REPS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of REPS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against REPS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.  This Guarantee guarantees only payment obligations of REPS and does not guarantee the performance of any other obligations of, including, but not limited to, physical delivery or, to the extent applicable, reporting obligations of REPS.  This Guarantee constitutes a guarantee of payment and not of collection.

This Guarantee shall be governed by, and construed in accordance with, the law of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect, and shall be irrevocable, with respect to any payment obligation of REPS arising under any Transaction under and as defined in the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective upon written notice to such effect from ML & Co., or MLCI on its behalf, to the Company given in accordance with the notice provisions of the Agreement making specific reference to this Guarantee and the Agreement.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.
By:

Name:

Title:

Date:

Exhibit A2
To Credit Sleeve and Reimbursement Agreement
Form of ML Guarantee for C&I Customers

GUARANTEE OF MERRILL LYNCH & CO., INC.

WHEREAS, Reliant Energy Retail Services, LLC, a Delaware limited liability company (“RERS”), and certain of its affiliates have entered into an agreement with Merrill Lynch Commodities, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“MLCI”), and its parent, Merrill Lynch & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), related to an enhanced credit structure for the retail electric business of RERS and its affiliates;

WHEREAS, as part of the consideration for the above described agreement, ML & Co. has agreed to issue this Guarantee, guarantying the obligations of RERS under the Agreement described below, consistent with the terms and conditions set forth below.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, ML & CO. hereby unconditionally guarantees to                                 (the “Company”), the due and punctual payment of any and all amounts payable by RERS, its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of RERH Holdings, LLC, a Delaware limited liability company, under the terms of the [Contract] between the Company and RERS, dated as of                     , 2006 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof.  In case of the failure of RERS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee.  This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of RERS or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against RERS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor.  ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement.  This Guarantee shall continue to be effective if REPS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of RERS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against RERS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.  This Guarantee guarantees only payment obligations of RERS and does not guarantee the performance of any other obligations of, including, but not limited to, physical delivery or, to the extent applicable, reporting obligations of RERS.  This Guarantee constitutes a guarantee of payment and not of collection.

This Guarantee shall be governed by, and construed in accordance with, the law of the State of New York.

This Guarantee becomes effective upon written notice to such effect from ML & Co., or MLCI on its behalf, to the Company (which notice may be given by e-mail) making specific reference to this Guarantee and the Agreement.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.
By:

Name:

Title:

Date:

Exhibit B
To Credit Sleeve and Reimbursement Agreement
List of Accepted Counterparties

[***]

***                           The content of this Exhibit B (consisting of 6 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit C1
To Credit Sleeve and Reimbursement Agreement
Form of EEI Power Purchase and Hedging Contract

EXECUTION VERSION

MASTER POWER PURCHASE AND SALE AGREEMENT

COVER SHEET

This Master Power Purchase and Sale Agreement (“Master Agreement”) dated              shall not become effective until the date on which the Guaranty issued by Merrill Lynch & Co., Inc. becomes effective (“Effective Date”).  The Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the “Agreement.”  The Parties to this Master Agreement are the following:

Name: Reliant Energy Power Supply, LLC (“REPS” or “Party A”)		Name: (“ ” or “Party B”)

All Notices:		All Notices:

Street: 1000 Main St., Suite 1100, Houston, 77002		Street:

P. O. Box 4455

City: Houston, TX	Zip: 77210-4455	City:	Zip:

Attn: Contract Administration		Attn: Contract Administration
Phone: (713) 497-5855 or 4138		Phone:
Facsimile: (713) 497-9562		Facsimile:
Duns: 623988644		Duns:
Federal Tax ID Number: 204823108		Federal Tax ID Number:

With a copy to:

Merrill Lynch Commodities, Inc.
20 East Greenway Plaza, 7th Floor
Houston, Texas 77253-3327
Attn: Legal
Phone: 713-544-4975
Facsimile: 713-544-5551

Invoices:		Invoices:
Attn: ERCOT Settlement Accounting, 11th Floor		Attn:
Phone: (713) 497-4402		Phone:
Facsimile: (713) 497-0098		Facsimile:

Scheduling:		Scheduling:
Attn: ERCOT 24 Hour Scheduling		Attn:
Phone: (713) 497-1144		Phone:
Facsimile: (713) 497-0098		Facsimile:

Payments:		Payments:
Attn:ERCOT Settlement Accounting, 11th Floor		Attn:
Phone:(713) 497-4402		Phone:
Facsimile: (713) 497-0098		Facsimile:

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Wire Transfer:	Wire Transfer:
BNK:	BNK:
ABA:[Insert Collateral Account Info]	ABA:
ACCT:	ACCT:

Credit and Collections:	Credit and Collections:
Attn: Credit Risk Management	Attn:
Phone: (713) 497-1052	Phone:
Facsimile: (713) 497-1058	Facsimile:

With additional Notices of an Event of Default or Potential Event of Default to:	With additional Notices of an Event of Default or Potential Event of Default to:
Attn: Vice President and General Counsel —Trading,	Attn:
Suite 2100	Phone:
Phone: (713) 497-5361	Facsimile:
Facsimile: (713) 537-7063

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and Conditions:

Party A Tariff: [TO BE SUPPLIED]	Dated	Docket Number

Party B Tariff: Tariff	Dated	Docket Number

Article Two
Transaction Terms and Conditions	☒ Optional provision in Section 2.4. If not checked, inapplicable.

Article Four
Remedies for Failure to Deliver or Receive	☒ Accelerated Payment of Damages. If not checked, inapplicable.

Article Five	☒ Cross Default for Party A:
Events of Default; Remedies	☐ Party A:	Cross Default Amount $
	☒ Other Entity: Merrill Lynch & Co., Inc.	Cross Default Amount $100,000,000
☐ Cross Default for Party B:
	☐ Party B:	Cross Default Amount
	☐ Other Entity:	$
Cross Default Amount $
5.6 Closeout Setoff

☒ Option A (Applicable if no other selection is made.) As amended in Paragraph 10.

☐ Option B — Affiliates shall have the meaning set forth in the Agreement unless otherwise specified as follows: With respect to Party A,                ; with respect to Party B,                  .

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☐ Option C (No Setoff)

Article 8	8.1 Party A Credit Protection:

Credit and Collateral Requirements	(a) Financial Information:

☐ Option A

☐ Option B Specify:

☐ Option C Specify:

So long as such Financial Information is publicly available through the Securities Exchange Commission’s EDGAR database or such similar database maintained by the Securities Exchange Commission, Party B shall not be required to deliver such Financial Information directly to Party A.

(b) Credit Assurances:

☒ Not Applicable ☐ Applicable

(c) Collateral Threshold: See Attached Collateral Annex

☐ Not Applicable ☒ Applicable

(d) Downgrade Event:

☒ Not Applicable ☐ Applicable

(e) Guarantor for Party B:

Guarantee Amount:

8.2 Party B Credit Protection:

(a) Financial Information:

☐ Option A

☒ Option B Specify: Merrill Lynch & Co., Inc.

☐ Option C Specify:

So long as such Financial Information is publicly available through the Securities Exchange Commission’s EDGAR database or such similar database maintained by the Securities Exchange Commission, Party A shall not be required to deliver such Financial Information directly to Party B.

(b) Credit Assurances:

☒ Not Applicable ☐ Applicable

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(c) Collateral Threshold: See attached Collateral Annex

☐ Not Applicable ☒ Applicable

(d) Downgrade Event:

☒ Not Applicable ☐ Applicable

(e) Guarantor for Party A: Merrill Lynch & Co., Inc.

Guarantee Amount:$ , as amended from time to time

Article 10
Confidentiality	☒ Confidentiality Applicable	If not checked, inapplicable.

Schedule M
☐ Party A is a Governmental Entity or Public Power System
☐ Party B is a Governmental Entity or Public Power System
☐ Add Section 3.6. If not checked, inapplicable
☐ Add Section 8.6. If not checked, inapplicable

Other Changes:	Yes

Article One: General Definitions

Section 1.12, “Credit Rating” shall be deleted. “Credit Rating” shall have the meaning given in the Collateral Annex.

The following definitions are amended as set forth below:

1. Section 1.1 is revised to add the following at the end of such section: Notwithstanding the foregoing, “Affiliate” means, with respect to Party A, Reliant Energy Retail Holdings, LLC, and any subsidiary thereof, including Reliant Energy Retail Services, LLC, and Reliant Energy Retail Receivables, LLC, and with respect to Party B,                 [if we know fill in blank and if not use “Affiliate” shall have the meaning given in the first two sentences of this definition.]

2. Section 1.50 is amended to delete the reference to Section “2.4” and add “2.5”.

3. Section 1.51 is amended to add the phrase “for delivery” immediately before the phrase “at the Delivery Point” in the second line.

4. Section 1.53 is amended to (i) delete the phrase “at the Delivery Point” from the second line and (ii) insert after the phrase “commercially reasonable manner” in the sixth line, the following phrase “; provided, however if the Seller is unable after using commercially reasonable efforts to resell all or a portion of the Product not received by Buyer, the Sales Price with respect to such unsold Product shall be deemed equal to zero (0)”.

The following shall be added as a new definition:

““1.62 Merger Event” means, with respect to a Party or its Guarantor, as applicable, that such Party or its Guarantor consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution:

(l)    the resulting, surviving or transferee entity fails to assume all the obligations of such Party or its Guarantor under this Agreement to which it or its predecessor was a party; or

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(2) the benefits of any Guaranty fails to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.”

Article Two: Transaction Terms and Conditions

Section 2.4 is amended by deleting the words “either orally or” after the words “agreed to” in line seven.

Section 2.5 is amended by adding the words “regarding any Transaction and the terms thereof” after the word “Parties” in line three.

Article Four: Remedies for Failure to Deliver/Receive

The following is added as a new Section 4.3:

“4.3 Suspension of Performance. Notwithstanding, and in addition to the remedies provided pursuant to Sections 4.1 and 4.2, if Seller or Buyer fails to schedule and/or deliver/receive all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by the other Party’s failure to perform, then upon one (1) Business Day prior notice, and for so long as the non-performing Party fails to perform, the performing Party shall have the right to suspend its performance under any or all Transactions.”

Article Five: Events of Default; Remedies

Section 5.1(e) is amended by deleting “hereof;” and replacing it with the following: “and the Collateral Annex if such failure is not remedied within two (2) Business Days after written notice”.

Section 5.1(f) is amended in its entirety as follows: “a Merger Event occurs with respect to such Party or its Guarantor;”.

Section 5.1(h)(ii) is amended to delete the following phrase from the third and fourth line thereof: “and such failure shall not be remedied within three (3) Business Days after written notice”.

The following is added as an additional Event of Default under Section 5.1:

“Section 5.1(i) an event of default occurs (howsoever determined) with respect to such Party under any agreement between Party A and Party B under any forward contract, swap agreement or commodities contract (whether financially or physically settled) (collectively a “Specified Transaction”), in each case as defined in the United States Bankruptcy Code, and after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of that Specified Transaction.”

Section 5.2 is amended to (i) reverse the placement of “(i)” and “to” in line three, (ii) delete the following phrase from lines eleven and twelve “are commercially impracticable to liquidate and terminate or” and (iii) delete the following phrase from lines thirteen and fourteen “under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).” The following shall be added to the end of Section 5.2: “under applicable law on the Early Termination Date, then each such Transaction (individually, an “Excluded Transaction” and collectively, the “Excluded Transactions”) shall be terminated as soon thereafter as reasonably practicable), and upon termination shall be deemed to be a Terminated Transaction and the Termination Payment payable in connection with all such Transactions shall be calculated in accordance with Section 5.3 below. The Gains and Losses for each Terminated Transaction shall be determined by calculating the amount that would be incurred or realized to replace or to provide the economic equivalent of the remaining payments or deliveries in respect of that Terminated Transaction. The Non-Defaulting Party (or its agent) may determine its Gains and Losses by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. Third parties supplying such information may include, without limitation, dealers in the relevant markets, information vendors and other sources of market information.”

The following shall be added to the end of Section 5.4: “To secure its obligations under this Agreement, each Party hereby grants to the other Party a present and continuing security interest in, lien on, and right to setoff against, its payment obligations to the other Party under this Agreement. Each Party acknowledges and agrees that the pledge of its payment obligations to the other Party under this Agreement shall serve to “margin,” “guaranty” or “secure” such obligations within the meaning of the Bankruptcy Code, as defined in Section 10.2 herein.”

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Article Seven: Limitations

Section 7.1 shall be amended by: (a) deleting “Except as set forth herein” from the first sentence and “Unless expressly herein provided” from the fifth sentence, (b) adding “Notwithstanding anything in this Agreement to the contrary” to the beginning of the fifth sentence, and “set forth in this Agreement” after “indemnity provision” and before “or otherwise”, also in the fifth sentence, and (c) adding the following language after the word “Equity” in the fourth sentence: “(except for the remedies provided by the Uniform Commercial Code for claims of anticipatory repudiation)”.

Article Ten: Miscellaneous

Section 10.2 (vi) is amended to add the phrase “except as disclosed in each parties’ or its Guarantor’s, as applicable, SEC filing” at the end of the sentence in Section 10.2.

Section 10.2 (ix) is amended to read in its entirety as follows:

“(ix) it acknowledges and agrees that (A) Transaction(s) constitute “forward contracts” within the meaning of title 11 of the United States Code (the “Bankruptcy Code”); (B) each of Party A and Party B is a “forward contract merchant” within the meaning of the Bankruptcy Code with respect to any Transactions that constitute “forward contracts”; (C) all payments made or to be made by one Party to the other Party pursuant to this Agreement constitute “settlement payments” within the meaning of the Bankruptcy Code; (D) all transfers of Performance Assurance by one Party to the other Party under this Agreement constitute “margin payments” within the meaning of the Bankruptcy Code; (E) each Party’s rights under Section 5.2, “Declaration of an Early Termination Date and Calculation of Settlement Amounts”, of this Agreement constitutes a “contractual right to liquidate” the Transactions within the meaning of the Bankruptcy Code; and (F) the other party is not a “utility” as such term is used in Section 366 of the Bankruptcy Code, and each party agrees to waive and not to assert the applicability of the provisions of Section 366 in any bankruptcy proceeding wherein such Party is a debtor. In any such proceeding, each party further agrees to waive the right to assert that the other party is a provider of last resort;”

Section 10.4 is amended to add the phrase “unless a Claim is due to such Party’s gross negligence, willful misconduct or bad faith” at the end of the first sentence of Section 10.4.

Section 10.5 is amended to (i) add the words “shall not be unreasonably withheld or delayed” after the words “which consent” in the second line; (ii) delete the words “may be withheld in the exercise of its sole discretion” in the second and third line; (iii) delete subparagraphs (i) and (ii) in their entirety from the fourth through sixth lines; and (iv) delete “or (iii)” from the eighth line.”

Section 10.8 is amended to delete the following sentence on line twenty “Any provision declared or rendered unlawful by any applicable court of law Parties.” and replace with the following sentence “If performance of this Agreement is declared or rendered unlawful by any applicable court or law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events being referred to herein as a “Regulatory Event”), such Regulatory Event will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties.”

Section 10.11 is amended to (i) add the following word “Guarantor,” after the word “Party’s” in line three; (ii) add the following phrase after the word “lenders”: “and their counsel and advisors”; and (iii) add the following to the end of the paragraph: “The Parties hereby acknowledge that the disclosure of price data only without counterparty name does not contravene this Section 10 so long as the data is disclosed to an index publisher that publishes the data in aggregated form and does not identify the Parties.”

The following shall be added as a new Section 10.12:

“10.12 With respect to any suit, action or proceedings relating to this Agreement, each Party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City and waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such court, waives any claim that such proceedings have been brought in any inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT.”

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The following shall be added as a new Section 10.13:

“10.13 From the date of entering into a Transaction under this Master Agreement and throughout the term of such Transaction, the Parties each warrant and covenant as follows:

(a)     Absent the agreement of all Parties to the proposed change, the standard of review for changes to any section of this Master Agreement (including all Transactions and/or Confirmations) specifying the rate(s) or other material economic terms and conditions agreed to by the Parties herein, whether proposed by a Party, a non-party or FERC acting sua sponte, shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956)(the “Mobile-Sierra” doctrine).

(b)     The Parties, for themselves and their successors and assigns, (i) agree that this “public interest” standard shall apply to any proposed changes in any other documents, instruments or other agreements executed or entered into by the Parties in connection with this Master Agreement and (ii) hereby expressly and irrevocably waive any rights they can or may have to the application of any other standard of review, including the “just and reasonable” standard.”

The following shall be added as a new Section 10:14:

“10.14 Credit Sleeve Provisions:

(a)     Consent to Assignment. Party B hereby consents to the assignment by Party A to Merrill Lynch Commodities, Inc. and Merrill Lynch & Co., Inc (together, the “Merrill Parties”) of all of Party A’s rights under this Agreement, including all rights to receive payments from Party B under this Agreement (any such payment, a “Receivable”), as collateral security for Party A’s obligations to the Merrill Parties in connection with an enhanced credit structure for Party A’s retail electric business provided by the Merrill Parties (the “Collateral Assignment”).

(b)     Collateral Account. Party A hereby unconditionally and irrevocably authorizes and directs Party B to make, and, unless and until otherwise required by law or this agreement is terminated, Party B hereby agrees to make, any and all payments in respect of Receivables directly by wire transfer to the account specified in this Cover Sheet (the “Collateral Account”). All such payments by Party B to the Collateral Account shall be free and clear of any deduction, set-off, netting arrangements or counterclaim, except as expressly provided in this Agreement.

(c)     Notice & Right to Cure Events of Default. As set forth above, the Merrill Parties shall be provided with all notices under this Agreement, including notices of any Potential Event of Default or Event of Default hereunder. In the event of a Potential Event of Default or Event of Default in which Party A is, or may become, the Defaulting Party, the Merrill Parties shall be permitted, at their option, to cure such default or termination event, [(if such event of default or termination event is capable of being cured by either Merrill Party [TO BE USED AS FALLBACK])] within any grace period applicable to Party A for such Potential Event of Default or Event of Default.”

Additional Provisions:

The following provisions shall be added to Schedule P: Products and Related Definitions:

“1.    Other Products and Service Levels.

If the Parties agree to a service level defined by a different agreement (i.e., the WSPP agreement, the ERCOT agreement, etc.) for a particular Transaction, then, unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply, such reference to a service level/product defined by such other agreement means that the service level for that Transaction is subject to the applicable regional reliability requirements and guidelines as well as the excuses for performance, Force Majeure, Uncontrollable Forces, or other such excuses applicable to performance under such other agreement, to the extent inconsistent with the terms of this Agreement, but all other terms and conditions of this Agreement remain applicable including, without limitation, Section 2.2.

 2.   Index Transactions. If the Contract Price for a Transaction is determined by reference to a third-party information source, then the following provisions shall be applicable to such Transaction.

(a)   Market Disruption. If a Market Disruption Event occurs during a Determination Period, the Floating Price for the affected Trading Day(s) shall be the fallback reference price specified by the Parties if the Parties have specified

7

such a fallback reference price. If the Parties did not specify a fallback reference price the Floating Price shall be determined by reference to the Floating Price specified in the Transaction for the first Trading Day thereafter on which no Market Disruption Event exists; provided, however, if the Floating Price is not so determined within three (3) Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the Parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined in good faith by taking the average of two dealer quotes obtained from dealers of the highest credit standing which satisfy all the criteria that the Seller applies generally at the time in deciding to offer or to make an extension of credit.

“Determination Period” means each calendar month a part or all of which is within the Delivery Period of a Transaction.

“Exchange” means, in respect of a Transaction, the exchange or principal trading market specified in the relevant Transaction.

“Floating Price” means a Contract Price specified in a Transaction that is based upon a Price Source.

“Market Disruption Event” means, with respect to any Price Source, any of the following events: (a) the failure of the Price Source to announce or publish the specified Floating Price or information necessary for determining the Floating price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the Exchange or in the market specified for determining a Floating Price; (c) the temporary or permanent discontinuance or unavailability of the Price Source; (d) the temporary or permanent closing of any Exchange specified for determining a Floating Price; or (e) a material change in the formula for or the method of determining the Floating Price.

“Price Source” means, in respect of a Transaction, the publication (or such other origin of reference, including an Exchange) containing (or reporting) the specified price (or prices from which the specified price is calculated) specified in the relevant Transaction.

“Trading Day” means a day in respect of which the relevant Price Source published the Floating Price.

(b)   Corrections to Published Prices. For purposes of determining a Floating Price for any day, if the price published or announced on a given day and used or to be used to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement within two (2) years of the original publication or announcement, either Party may notify the other Party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If, not later than thirty (30) days after publication or announcement of that correction, a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will, not later than three (3) Business Days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other Party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction.

(c)   Calculation of Floating Price. For the purposes of the calculation of a Floating Price, all numbers shall be rounded to three (3) decimal places. If the fourth (4th) decimal number is five (5) or greater, then the third (3rd) decimal number shall be increased by one (1), and if the fourth (4th) decimal number is less than five (5), then the third (3rd) decimal number shall remain unchanged.”

8

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

RELIANT ENERGY POWER SUPPLY, LLC

By:	By:
Name:	Name:
Title:	Title:

DISCLAIMER: This Master Power Purchase and Sale Agreement was prepared by a committee of representatives of Edison Electric Institute (“EEI”) and National Energy Marketers Association (“NEM”) member companies to facilitate orderly trading in and development of wholesale power markets. Neither EEI nor NEM nor any member company nor any of their agents, representatives or attorneys shall be responsible for its use, or any damages resulting therefrom. By providing this Agreement EEI and NEM do not offer legal advice and all users are urged to consult their own legal counsel to ensure that their commercial objectives will be achieved and their legal interests are adequately protected.

9

Exhibit C2

To Credit Sleeve and Reimbursement Agreement

Form of ISDA Power Purchase and Hedging Contract

EXECUTION VERSION

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of      T.B.D.

between

RELIANT ENERGY POWER SUPPLY, LLC (“Party A”)

and

                                                      (“Party B”)

Part 1

TERMINATION PROVISIONS

In this Agreement:

(a)           “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):                                     Not Applicable
Section 5(a)(vi):                                    Not Applicable
Section 5(a)(vii):                                   Not Applicable
Section 5(b)(v):                                     Not Applicable

in relation to Party B for the purpose of:

Section 5(a)(v):                                     Not Applicable
Section 5(a)(vi):                                    Not Applicable
Section 5(a)(vii):                                   Not Applicable
Section 5(b)(v):                                     Not Applicable

(b)                                 The “Default Under Specified Transaction” provision of Section 5(a)(v) of this Agreement and the definition of “Specified Transaction” of this Agreement will apply only to each of Party A, Party B, and Party B’s Credit Support Provider but will not apply to Party A’s Credit Support Provider.

(c)                                  The “Cross Default” provisions of Section 5(a)(vi) of this Agreement will apply to both Party A and Party B provided, however, that Section 5(a)(vi)(1) shall be amended as follows:

The words “or other similar condition or event (however described)” in the first  line of the provision are deleted and the comma in the second line is replaced with “or”.

“Threshold Amount” means (i) with respect to Party A, $100,000,000 (or its equivalent in another currency) and (ii) with respect to Party B, $             (or its equivalent in another currency).

(d)                                 The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply.

(e)           “Termination Currency” means United States Dollars.

(f)                                    “Additional Termination Event(s)” will not apply.

Part 2

TAX REPRESENTATIONS

(a)                                  Payer Tax Representation.  For the purpose of Section 3(e) of this Agreement, each of Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) herein and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)                                 Payee Tax Representations.  For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representation(s) specified below, if any:

Party A: Party A is a limited liability company organized under the laws of the State of Delaware and is a resident of the United States of America for U.S. tax purposes.  Party A’s Federal Tax I.D. number is 20-4823108.

Party B: Party B is a [corporation] organized under the laws of the State of             and is a resident of the United States of America for U.S. tax purposes.  Party B’s Federal Tax I.D. number is               .

Part 3

AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party Required to Deliver Document	Form/ Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3(d) Representation
Each party and its Credit Support Provider, as applicable.	Copies of documents evidencing necessary corporate or equivalent authorizations and approvals regarding execution, delivery and performance of this Agreement and any Credit Support Document.	Upon request.	Yes.
Each party and its Credit Support Provider, as applicable.	Certificate of Authority and specimen signatures of individuals executing this Agreement and any Credit Support Document.	Upon request.	Yes.
Each party.	Specimen signatures or other confirming evidence of individuals authorized to execute Confirmations.	Upon request.	Yes.
Each party and its Credit Support Provider, as applicable.	A duly executed original of the Credit Support Annex, and, if specified in Part 4 below, a guarantee in the form specified below, executed by such party’s Credit Support Provider specified below.	Upon execution.	Yes.
Each party and its Credit Support Provider, as applicable.

Audited annual financial statements of such party’s Credit Support Provider, or, if no Credit Support Provider, such party for each fiscal year prepared in accordance with generally accepted accounting principles in the country in which such entity is organized and on a basis consistent with that of the audited annual financial statements of such entity for its prior fiscal year.

As soon as practicable after demand but no earlier than 120 days after the end of each fiscal year of a party’s Credit Support Provider if such financial statement is not available on “EDGAR” or its home page on the World Wide Web at http://www.ml.com/, with respect to Party A` and [Insert Counterparty’s Web Address], with respect to Party B.

Yes.
Each party and its Credit Support Provider, as applicable.

Unaudited financial statements of such party’s Credit Support Provider, or, if no Credit Support Provider, such party for each quarter prepared in accordance with generally accepted accounting principles in the country in which such entity is organized and on a basis consistent with that of the annual financial statements of such entity.

As soon as practicable after demand if such financial statement is not available on “EDGAR” or its home page on the World Wide Web at http://www.ml.com/, with respect to Party A and [Insert Counterparty’s Web Address], with respect to Party B.

Yes.

Part 4

MISCELLANEOUS

(a)           Address for Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Street Address:	1000 Main, Houston, TX 77002
Mailing Address:	P.O. Box 4455, Houston, TX 77210-4455
Attention:	Contract Administration
Facsimile No.:	(713) 497-9561
Telephone No.:	(713) 497-4138
Confirmations:	(713) 497-9562 (Facsimile)

With a copy to:

Merrill Lynch Commodities, Inc.
20 East Greenway Plaza
7th Floor
Houston, Texas 77253-3327
Attn:	Legal
Fax:	713-544-5551
Phone:	713-544-4975

With additional notices of an Event of Default or Potential Event of Default to:

Street Address:	1000 Main, Houston, TX 77002
Attention:	Vice President and General Counsel
Facsimile No.:	(713) 497 - 5361
Telephone No.:	(713) 537 - 7063

Address for notices or communications to Party B:

Address:
Attention:
Facsimile No.:
Telephone No.:
Confirmations:	(Facsimile)

(b)                                 Process Agent.  For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011.

Party B appoints as its Process Agent:

(c)                                  Offices.  The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(d)                                 Multibranch Party.  For the purpose of Section 10(b) neither Party A nor Party B is a Multibranch Party.

(e)                                  Calculation Agent.  The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction.  If Party A is the Defaulting Party, the Calculation Agent shall be Party B until such time as Party A is no longer a Defaulting Party.  All determinations by the Calculation Agent are subject to agreement by Party A and Party B.  If the Parties are unable to agree on a calculation made by a particular Calculation Agent, then the parties shall appoint another mutually acceptable Calculation Agent that is a recognized dealer in the relevant market.  Each party agrees to submit invoices on a monthly basis for amounts due from the other party.

(f)            Credit Support Document.

(i)            With respect to Party A and Party B, the Credit Support Annex attached hereto, which constitutes a Credit Support Document is incorporated by reference in, and made part of this Agreement  (unless provided otherwise in a Confirmation) as set forth in full in this Agreement.

(ii)           With respect to Party A, a Guaranty executed by Party A’s Credit SupportProvider in the form of Exhibit A.

(iii)          With respect to Party B, a Guaranty executed by Party B’s Credit SupportProvider in form and substance reasonably satisfactory to Party A.

(g)                                 Credit Support Provider.

Credit Support Provider means in relation to Party A: Merrill Lynch & Co., Inc.

Credit Support Provider means in relation to Party B:

(h)                                 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine), as provided in Section 5-1401 of the New York General Obligations Law.

(i)                                     Jurisdiction.  Section 13(b) of this Agreement is hereby deleted in its entirety and replaced with the following:

“(b)         Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:

submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City in accordance with the provisions of Section 5-1402 of the New York General Obligations Law.”

(j)                                     Waiver of Jury Trial.  Section 13 of this Agreement is hereby amended to add the following as a new Section 13(e) of this Agreement:

“(e)         WAIVER OF JURY TRIAL.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT AND CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION, CLAIM OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION, CLAIM OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.”

(k)                                  Netting of Payments.  Subparagraph (ii) of Section 2(c) of this Agreement will not apply and therefore, the Multiple Transaction Payment Netting specified in Section 2(c) of this Agreement will apply to all Transactions[, except Power Transactions and Gas Transactions.   Power Transactions and Gas Transactions shall be netted together in accordance with Parts 7 and 8 of the Schedule.] REVISE ACCORDINGLY, IF USING THE GAS AND/OR POWER ANNEX

(l)                                     “Affiliate” with respect to Party A, will mean Reliant Energy Retail Holdings, LLC, and any subsidiary thereof, including Reliant Energy Retail Services, LLC, and Reliant Energy Retail Receivables, LLC, and with respect to Party B, will have the meaning specified in Section 14 of this Agreement.

(m)                               No Agency.  The provisions of Section 3(g) will apply to this Agreement.

Part 5

OTHER PROVISIONS

(a)                                  Absence of Litigation.  Section 3(c) of this Agreement is hereby amended by: (i) adding in the third line thereof after the word, “governmental” the words “or regulatory”; (ii) adding the words “in any material respect except as disclosed in each parties’ or its Credit Support Provider’s, as applicable, SEC filing” immediately prior to the end thereof; and (iii) deleting “, to its knowledge,” after “or” in the first line and reinserting such phrase before “pending” in the first line of such section.

(b)                                 Accuracy of Specified Information.  Section 3(d) of this Agreement is hereby deleted in its entirety and replaced with the following:

“All information that is furnished in writing by or on behalf of it to any of the other parties hereto is, as of the date of the information, true accurate and complete in every material respect, or, in the case of audited or unaudited financial statements, fairly present the financial condition of the relevant entity and have be prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise indicated in the notes of such financial statements.”

(c)                                  Additional Representations.  Section 3 of this Agreement is hereby further amended by adding at the end thereof the following subsections (h), (i), (j), and (k):

“(h)                           Eligible Contract Participant.  It constitutes an “Eligible Commercial Entity” and an “Eligible Contract Participant” as such terms are defined in Sections 1a(11) and 1a(12) (respectively) of the Commodity Exchange Act, as amended (7 U.S.C. §§ 1a (11), 1a (12) (2000).

(i)                                     Standardization, Creditworthiness, and Transferability.  The economic terms of this Agreement, any Credit Support Document to which it is a party and each Transaction have been individually tailored and negotiated by it.  It has received and reviewed financial information concerning the other party and has had a reasonable opportunity to ask questions of and receive answers and information from the other party concerning such other party, this Agreement, such Credit Support Document, and such Transaction, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, such Credit Support Document, and such Transaction.  The transferability of this Agreement, such Credit Support Document, and such Transaction is restricted as provided herein and therein.

(j)                                     Line of Business.  Each party has entered into this Agreement (including each Transaction hereunder) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(k)                                  No Reliance.  In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction: (i) it is not relying upon any advice, statements, recommendations or representations (whether written or oral) of the other party other than the written representations expressly set forth in this Agreement, in such Credit Support Document or in the Confirmation of such Transaction; (ii) the other party has not given to it (directly or indirectly through any other person) any advice, counsel, assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document, or such Transaction; (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not upon any view expressed by the other party; (iv) all trading decisions have been the result of arm’s length negotiations between the parties and are not intended to preclude either Party (or any of such party’s Affiliates) from undertaking proprietary trading activities, including hedging and other transactions relating, directly or indirectly, to generation capacity owned or controlled by such party or its Affiliates; (v) it is entering into this Agreement, such Credit Support Document, and such Transaction with a full understanding of all of the risks hereof and thereof (economic and otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks and (vi) it has the capacity to evaluate (internally or through independent professional advice) this Agreement, any such Credit Support Document and each such Transaction (including decisions regarding the appropriateness or suitability thereof) and has made its own decision to enter into this Agreement, such Credit Support Document and each such Transaction.”

(d)                               Provisions Relating to Bankruptcy Code.

(A)                                    Each Party acknowledges and agrees that (i) Power Transaction(s) and Gas Transaction(s) constitute “forward contracts” within the meaning of title 11 of the United States Code (the “Bankruptcy Code”); (ii) each of Party A and Party B is a “forward contract merchant” within the meaning of the Bankruptcy Code with respect to any Transactions that constitute “forward contracts”; (iii) all payments made or to be made by one Party to the other Party pursuant to this Agreement constitute “settlement payments” within the meaning of the Bankruptcy Code; (iv) all transfers of Credit Support by one Party to the other Party under this Agreement constitute “margin payments” within the meaning of the Bankruptcy Code; and (v) each Party’s rights under Section 6, “Early Termination”, of this Agreement constitutes a “contractual right to liquidate” the Transactions within the meaning of the Bankruptcy Code.

(B)                                      To secure its obligations under this Agreement, each Party hereby grants the other Party a present and continuing security interest in, lien on, and right to setoff against, its respective payment obligations to the other Party under this Agreement.  Each Party acknowledges and agrees that the pledge of its payment obligations to the other Party under this Agreement shall serve to

“margin,” “guaranty” or “secure” such obligations within the meaning of the Bankruptcy Code.

(C)                                  Each Party acknowledges and agrees that, for purposes of this Agreement, the other Party is not a “utility” as such term is used in Section 366 of the Bankruptcy Code, and each Party agrees to waive and not to assert the applicability of the provisions of Section 366 in any bankruptcy proceeding wherein such Party is a debtor. In any such proceeding, each Party further agrees to waive the right to assert that the other Party is a provider of last resort.

(e)                                  Accounts.  Payments shall be made in United States Dollars to the following accounts:

Party A

Pay:                          [INSERT COLLATERAL ACCOUNT INFO]

Bank:

Fed. ABA No.:

Account No/CHIPS UID:

Party B

Pay:

Bank:

Fed. ABA No.:

Account No/

CHIPS UID:

(f)                                    Confirmations.  Section 9(e)(ii) is hereby amended by deleting in its entirety and replacing with the following:

“(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).   Party A shall send to Party B within three (3) Local Business Days after the Transaction is entered into a Confirmation setting forth the terms of such Transaction.  Party B shall execute and return the Confirmation to Party A or request correction in writing of any error within two (2) Local Business Days of receipt.  Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of such terms sent.  If Party A fails to send a Confirmation within three (3) Local Business Days after the Transaction is entered into, a Confirmation may be forwarded by Party B to Party A.  If Party A objects to any term(s) of such Confirmation, Party A shall notify Party B in writing of such objections within two (2) Local Business Days of Party A’s receipt thereof, failing which Party A shall be deemed to be an affirmation of such terms sent.  If Party A and Party B each send a Confirmation and neither party objects to the other party’s Confirmation within two (2) Local Business Days of receipt, Party A’s Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Party A’s Confirmation was sent more than three (3) Local Business Days after the Transaction was entered into and (ii) Party B’s Confirmation was sent prior to Party A’s Confirmation, in which case Party B’s Confirmation shall be deemed to be accepted and shall be the controlling Confirmation.  Failure by either party to send or either party to return an executed Confirmation or any objection by either party shall not invalidate the Transaction agreed to by the parties.” However, notwithstanding the prior paragraph, in the event that any Confirmation for any Transaction contains  provisions not relating to the commercial terms of the Transaction, which modify or supplement the general terms and conditions of this Agreement, such provisions shall not be deemed accepted unless agreed to in writing by the parties. Failure to send or to return an executed Confirmation or any objection regarding a Confirmation by either party shall not invalidate the Transaction agreed to by the parties.”

(g)                                 Tax Event.  For purposes of this Agreement, Section 5(b)(iii) is hereby amended to delete the words, “or there is a substantial likelihood that it will”, as they appear after the word “will” and before the word “on” in the fourth line thereof.

(h)                                 Severability.  Any provision of this Agreement (including any Transaction hereunder or any Credit Support Document) which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Transaction or such Credit Support Document or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement, such Transaction or such Credit Support Document or changes the reciprocal obligations of the parties. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(i)                                     Telephone Recording.  Each party to this Agreement acknowledges and agrees to the taping or electronic recording (“Recording”) of conversations between the parties regarding any Transaction and the terms thereof to this Agreement whether by one or the other or both parties, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted as evidence in any suit, action or proceedings relating to this Agreement or any actual or potential Transaction hereunder.  In the event of any dispute between the parties relating to an actual or potential Transaction, the parties may use Recordings and any other “sufficient evidence” (as such term is defined in Section 5-701(b)(3) of the New York General Obligations Law) that a contract has been made between the parties as prima facie evidence of the terms and conditions of such Transaction until such time (if any) as a written Confirmation has been executed.  Each party waives any further notice of such monitoring or Recording, and agrees to notify its personnel of such monitoring or recording and to obtain any necessary consent of such personnel.

(j)                                     Confidentiality.  Unless otherwise agreed, the contents of this Agreement,  the Confirmations, and all Transactions, hereunder,  as well as all other documents relating thereto and any information pertaining thereto made available by either party or its Credit Support Provider(s) to the other party or its Credit Support Provider(s) is confidential and shall not be disclosed to any third party (other than the Credit Support Providers), except for such information (a) as is or may become generally available to the public, (b) as may be required in response to any regulatory authority or any lawful summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (c) as may be obtained from a non-confidential source that disclosed such information in a manner that did not, to such party’s knowledge, violate its obligations to the non-disclosing party or its Credit Support Provider(s) in making such disclosure, (d) as may be furnished to the disclosing party’s Affiliates, and to each of such Person’s auditors, attorneys, advisors, lenders and their counsel and advisors, or prospective purchasers which are required to keep the information that is disclosed in confidence or that is disclosed in connection with communications between the parties under the terms of Section 7, (e) regarding price, volume or delivery point(s) of a particular Transaction(s),  as may be disclosed to an energy pricing information aggregator, provided that the name or any other identifying information relating to the other party, including unique attributes or requirements thereof, is redacted and/or otherwise not disclosed, or (f) as may have been disclosed prior to the effective date of this Agreement.

(k)                                  Transfer.  Section 7 shall be amended by adding “which consent shall not be unreasonably withheld or delayed” between “of the Party” and “,except that” in the first sentence of such Section.

(l)                                     Netting.  In the event that any Terminated Transaction cannot be aggregated and netted against all other Terminated Transactions under Section 6(e) of the Agreement, such excluded Terminated Transactions shall be aggregated and netted amongst themselves to the fullest extent permitted by law.

(m)                               Limitation of Liability.  UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, INCLUDING CONSEQUENTIAL LOST PROFITS OR OTHER CONSEQUENTIAL BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE.  IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

(n)           Method of Notice. Section 12(a)(ii) of the Agreement is deleted in its entirety.

Part 6

ADDITIONAL PROVISIONS FOR

COMMODITY DERIVATIVE TRANSACTIONS

(a)           Amendments to ISDA Commodity Definitions

Definitions.  This Agreement and each Transaction are subject to the 2005 ISDA Commodity Definitions (the “2005 Definitions”), (collectively, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), and will be governed in all respects by the Definitions.  The Definitions are incorporated herein by reference in and made a part of, this Agreement as if set forth in full herein.  In the event of any inconsistency between the provisions of this Master Agreement (including the Schedule) and the Definitions, this Master Agreement (including the Schedule) will prevail.  In the event of any inconsistency between the provisions of a Confirmation and this Master Agreement (including the Schedule) or the Definitions, the Confirmation will prevail for the purpose of such Transaction.

(b)                                 The “Market Disruption Events” specified in Section 7.4(d)(i) of the Commodity Definitions shall apply, except as otherwise specifically provided in a Confirmation.

(c)                                  “Additional Market Disruption Events” shall apply only if so specified in the relevant Confirmation.

[(d)                             The following “Disruption Fallback” specified in Section 7.5 of the 2005 ISDA Commodity Definitions shall be deleted and replaced with the following, except as otherwise specified in the relevant Confirmation, with respect to Gas Transactions only:

“Postponement” means that if there is no single price published for such location for such day, but there is published a range of prices, then the price shall be the average of such high and low prices.  If no price or range of prices is published for such day, then the price shall be the average of the following: (i) the price for the first day for which a price or range of prices is published that next precedes the relevant day; and (ii) the price for the first day for which a price or range of prices is published that next follows the relevant day.”] [DELETE IF NOT USING THE GAS ANNEX]

Part 7
Physically Settled Power Transactions

Pursuant to ARTICLE XIV of the 2005 ISDA Commodity Definitions, Sub-Annex F (“Power Annex”) is incorporated into, the Agreement as a new Part 7 to the Agreement; provided, however, that the following elections set forth in “(j) Elective Provisions” and “(k) Other Provisions” below shall be applicable to such Part 7.  All references to “Part[6]” in Sub-Annex F shall be replaced with “Part 7.”

(j)            Elective Provisions

1.                                       (a)(i) ☐ Applicability of Part 7 to Outstanding Power Transactions.  If not checked, not applicable. [IF REPS TRANSACTIONS GOING UNDER THIS CONTRACT CHECK BOX AND ADD THE FOLLOWING LANGUAGE: “For the avoidance of doubt, this Agreement shall govern all Outstanding Power Transactions entered into under the Master Power Purchase and Sale Agreement dated [insert date] in accordance with Part 7(a)(ii).”  ALSO, DELETE “IF NOT CHECKED, NOT APPLICABLE” LANGUAGE ABOVE IF BOX CHECKED.]

2.                                       (a)(ii) ☐ Applicability of Outstanding Credit Support held by a party in connection with Outstanding Power Transactions.  If not checked, not applicable.

3.                                       (c) ☒  Accelerated Payment Damages.  If not checked, not applicable.

4.                                       (d)(ii):  Timeliness of Payment

☐   Option A

☐   Option B[CHECK THIS BOX IF NOT USING GAS ANNEX]

☒   See Gas Annex[DELETE THIS BOX IF NOT USING GAS ANNEX]

If neither is checked, Option B shall be deemed to apply.

5.                                       (h)(i):   Wholesale Power Tariffs

☒   Party A Electric Tariff.  [TO BE SUPPLIED]

☐   Party B Electric Tariff.  [Tariff/Date/Docket]

If not checked, not applicable.

6.                                       (h)(ii)☒Applicability of Severability provision.  If not checked, not applicable.

7.                                       (h)(iii)☒Applicability of FERC Standard of Review and Certain Covenants and Waivers.  If not checked, not applicable.

(k)                                  Other Provisions. Notwithstanding anything in the Agreement to the contrary, including the Power Annex hereby incorporated as Part 7 to the Agreement and the Schedule to the Master Agreement, the following provisions shall be deemed to amend and/or supplement the provisions of the ISDA Power Annex set forth as a new Part 7 to the Agreement:

(i)                                     Part 7(b)(iii) Force Majeure is amended by deleting the last sentence of that provision and replacing it with the following:

“If the pre-printed form portion of this Agreement is the 2002 ISDA Master Agreement form, Section 5(b)(ii) of this Agreement and the concept of “Force Majeure Event” as used elsewhere in this Agreement shall not apply to any Power Transaction.”

(ii)                                  Part 7(c)(iii) Limitation on Condition Precedent is amended by deleting the section in inverted commas and replacing it with the following:

“(provided, however, that in relation to any Transaction that is a Power Transaction, the Non-Defaulting Party may suspend performance of any or all Power Transactions only after providing written notice to the Defaulting Party and provided further that if an Event of Default or a Potential Event of Default has occurred and is continuing for longer than ten (10) NERC Business Days without an Early Termination Date being designated, then the condition specified in this clause (1) shall cease to be a condition precedent to the obligations under Section 2(a)(i)).”

(iii)                               Part 7(c)(iv) Suspension of Performance shall be added as a new section as follows:

“(iv) Suspension of Performance.  Notwithstanding, and in addition to the remedies provided pursuant to Part 7(c)(i) and 7(c)(ii), if Seller or Buyer fails to schedule and/or deliver/receive all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by the other party’s failure to perform, then upon one (1) Local Business Day prior notice, and for so long as the non-performing party fails to perform, the performing party shall have the right to suspend its performance under any or all Transactions.”

(iv)                              Part 7(d)(v) Disputes and Adjustments of Invoices shall be added as a new section as follows:

“(v) Disputes and Adjustments of Invoices.  With respect to any Power Transaction, a party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered.  In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other party.  Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment.  Payment of the disputed amount shall not be required until the dispute is resolved.  Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid.  Inadvertent overpayments shall be returned upon request or deducted by the party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the party receiving such overpayment.  Any dispute with respect to an invoice is waived unless the other party is notified in accordance with this section within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made.  If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the right to payment for such performance is waived.”

(iv)                              Part 7(h)(ii) Severability is amended by deleting the first sentence of that provision and replacing it with the following:

“If elected under clause (j) as being applicable with respect to Power Transactions only, if performance of this Agreement is declared or rendered unlawful by any applicable court or law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events being referred to herein as a “Regulatory Event”), such Regulatory Event will not otherwise affect the remaining lawful obligations that arise under this Agreement.”

(v)           Part 7(i)(ii)(B) shall be deleted and replaced with the following:

“(B) With respect to all Power Transactions, the words “(or to deliver or receive the Product, the exclusive remedy for which is provided in clause (c) of Part 7 of the Schedule)” are hereby added at the end of the parenthetical of Section 5(a)(ii)(1) of this Agreement.”

(vi)                              Part 7(i)(iv) Definitions is amended by adding the following definitions:

 “Claims” means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorney’s fees and court costs whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

  “WSPP Agreement” means the Western Systems Power Pool Agreement as amended from time to time.

(vii)                           Part 7(i) Certain Modifications to this Agreement is amended by inserting the following as new subparagraphs:

 (v)          Tax Event:  Section 5(b)(iii).  With respect to any Power Transaction, Section 5(b)(iii) is hereby deleted, and the concept of “Tax Event” as used elsewhere in this Agreement shall not apply to any Power Transactions.

(vi)          Miscellaneous:  Section 9.  Section 9 of this Agreement is hereby amended by adding the following as a new subsection:

“ (i)         Other Products and Service Levels.

If the Parties agree to a service level defined by a different agreement (i.e., the WSPP agreement, the ERCOT agreement, etc.) for a particular Transaction, then, unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply, such reference to a service level/product defined by such other agreement means that the service level for that Transaction is subject to the applicable regional reliability requirements and guidelines as well as the excuses for performance, Force Majeure, Uncontrollable Forces, or other such excuses applicable to performance under such other agreement, to the extent inconsistent with the terms of this Agreement, but all other terms and conditions of this Agreement remain applicable.”

[Delete if not using Gas Annex]Part 8
Physically Settled Natural Gas Transactions

Pursuant to ARTICLE XIII of the 2005 ISDA Commodity Definitions, Sub-Annex E (“Gas Annex”) is hereby deemed to be part of, and incorporated into, the Agreement as a new Part 8 to the Agreement; provided, however, that the following elections set forth in “(l) Elective Provisions” “(m) Notices for Gas Transactions” and “(n) “Other Provisions/Modifications to this Gas Annex”.  All references to “Part [6]” in Sub-Annex E shall be replaced with “Part 8”.

(l)            Elective Provisions

1. (a)(ii) — Outstanding Gas Transactions. This Gas Annex shall apply to the following pre-existing Gas Transactions pursuant to clause (a)(ii):

☐  Option A: All Gas Transactions outstanding between the parties as of the date this Gas Annex becomes effective.

☐  Option B: The Gas Transactions listed in Schedule 1 to this Gas Annex.

☐  Option C: None of the Gas Transactions between the parties that were executed prior to the date this Gas Annex becomes effective.

☒  Option D: Not applicable.

If none of the above options is selected, Option A shall apply.

2. (a)(iii) — Outstanding Gas Credit Support

☐  Outstanding Gas Credit Support held by a party in connection with Outstanding Gas Transactions shall be deemed to have been delivered under and in connection with this Agreement pursuant to clause (a)(iii).

If not checked, not applicable.

3. (b)(ii) — Performance Obligation (remedy for breach of Firm obligation)

☒  Option A: Cover Standard

☐  Option B: Spot Price Standard

If neither option is selected, Option A shall apply.

4. (e) — Taxes

☒  Option A: Buyer Pays At and After Delivery Point

☐  Option B: Seller Pays Before and At Deliver Point

If neither option is selected, Option A shall apply.

5. (f)(ii) — Payment Date

☐ Option A: the later of the 25th Day of Month following Month of delivery or 10 Days after receipt of the invoice by Buyer (provided that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

☐ Option B: the later of the          Day of Month following Month of delivery or 10 Days after receipt of the invoice by Buyer (provided that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

☐ Option C: Notwithstanding anything to the contrary in the Schedule, payments with respect to both Gas Transactions and Power Transactions (as defined separately in the Schedule) will be netted and payable on or before the later of the 20th Day of Month following Month of delivery or 10 Days after receipt of the invoice by Buyer (provided that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

☒ Option D: Notwithstanding anything to the contrary in the Schedule, payments with respect to both Gas Transactions and Power Transactions (as defined separately in the Schedule) will be netted and payable on or before the later of the 25th Day of Month following Month of delivery or 10 Days after receipt of the invoice by Buyer (provided that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

If none of the above options is selected, Option A shall apply.

6. (k)(xxii) — Alternative to Spot Price Index. The parties have selected the following alternative index as the Spot Price Index:                       . If no index is specified, the Spot Price Index specified in clause (l)(xxi) applies.

(m)          Notices for Gas Transactions

PARTY A	PARTY B
Invoices:	Invoices:
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:
Attn: Gas Accounting	Attn:
Phone: 713-497-4143	Phone:
Facsimile: 713-497-9663	Facsimile:

Nominations:	Nominations:
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:
Attn:	Attn:
Phone:	Phone:
Facsimile:	Facsimile:

Confirmations:	Confirmations:
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:
Attn: Contract Administration	Attn:
Phone: 713-497-3639	Phone:
Facsimile: 713-497-9562	Facsimile:

Option Exercise:	Option Exercise:
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:

Attn:	Attn:
Phone:	Phone:
Facsimile:	Facsimile:

☐Wire Transfer - or - ☐ACH (check one box):	☐Wire Transfer - or - ☐ACH (check one box):
Bank:	Bank:
ABA:	ABA:
Account:	Account:
Other Details:	Other Details:

(n)                       Other Provisions/Modifications to this Gas Annex.

(i)                           Part 8(b)(ii) Option A Cover Standard is amended by adding the following phrase after the phrase   “and no such replacement or sale is available”: “or the non-breaching party elects, at its sole option not to replace Gas or sell Gas”.

(ii)                                  Part 8(b)(iv) Fixed Price Contracts shall be added as a new section:

“(iv)                        Fixed Price Contracts.  From time-to-time the parties may agree to fix the Contract Price paid for a certain Contract Quantity under a transaction (“Fixed Price Contract”).  A Fixed Price Contract shall mean any transaction with a Firm performance obligation in which the agreed price (per unit volume) for the delivery of the Contract Quantity is expressed either as: (i) a flat dollar amount, or (ii) a range of dollar amounts, which is limited either at the lowest value or the highest value, or both.  For any Fixed Price Contract, the Contract Quantity must be nominated by Buyer and shall be deemed to be the first Gas purchased at the Delivery Point.  If more than one Fixed Price Contract is applicable between the parties at the same Delivery Point for any period, then the first Gas purchased during such period shall be attributed to the Fixed Price Contract that was executed earliest, followed by any additional Contract Quantities in chronological order of Fixed Price Contract execution.

In consideration of the foregoing premises, the parties agree that, should performance of a Fixed Price Contract be interrupted or reduced due to Force Majeure or for any other reason which excuses performance of a “Firm” obligation for more than three (3) consecutive Days or for five (5) Days in any Month, then the party which has received the Force Majeure or other non-performance notice may, at its sole discretion, elect to terminate the Fixed Price Contract for the remainder of the term of the Fixed Price Contract for the termination payment provisions of the Master Agreement shall apply to such remaining term of the terminated transaction.  Such termination right may be exercised within the ten (10) Business Days immediately following the interruption or reduction by delivery of a written termination notice.”

(iii)                               Part 8(b)(v) Limitation on Condition Precedent shall be added as a new section.

“(iv)        Limitation on Condition Precedent.  Section 2(a)(iii) of this Agreement is hereby amended by adding the following phrase at the end of clause (1) immediately before the last comma of such phrase:

“(provided, however, that in relation to any Transaction that is a Gas Transaction, if an Event of Default or a Potential Event of Default has occurred and is continuing for longer than ten (10) Business Days without an Early Termination

Date being designated, then the condition specified in this clause (1) shall cease to be a condition precedent to the obligations under Section 2(a)(i).”

(iv)                              Part 8(f)(vi) shall be added as a new section.

“(vi)        In addition, for so long as non-performance under Part 8(b) is continuing, the performing party may, upon one (1) Local Business Day notice, suspend its performance under any or all transactions between the parties for the purchase and sale of Gas.”

(v)                           Part 8(g)(i) shall be amended by adding the words “at and” after the word “Gas” in line three.

(vi)                              Part 8 (j) shall be amended by adding the following as new provisions:

“(iv)  Tax Event: Section 5(b)(iii).  With respect to any Gas Transaction, Section 5(b)(iii) is hereby deleted, and the concept of “Tax Event” as used elsewhere in this Agreement shall not apply to any Gas Transactions.”

Part 9[change to Part 8 if not using Gas Annex]

(a)                                  Notwithstanding anything to the contrary, this Agreement shall not become effective until the date on which the Guaranty issued by Merrill Lynch & Co., Inc. becomes effective.

(b)                                 Consent to Assignment.  Party B hereby consents to the assignment by Party A to Merrill Lynch Commodities, Inc. and Merrill Lynch & Co., Inc (together, the “Merrill Parties”) of all of Party A’s rights under this Agreement, including all rights to receive payments from Party B under this Agreement (any such payment, including payments under Section 2 and Section 6 of the Agreement, a “Receivable”), as collateral security for Party A’s obligations to the Merrill Parties in connection with an enhanced credit structure for Party A’s retail electric business provided by the Merrill Parties (the “Collateral Assignment”).

(c)                                  Collateral Account.  Party A hereby unconditionally and irrevocably authorizes and directs Party B to make, and, unless and until otherwise required by law or this agreement is terminated, Party B hereby agrees to make, any and all payments in respect of Receivables directly by wire transfer to the account specified in Part 5(e) of this Schedule (the “Collateral Account”).  All such payments by Party B to the Collateral Account shall be free and clear of any deduction, set-off, netting arrangements or counterclaim, except as expressly provided pursuant to this Agreement.

(d)                                 Notice & Right to Cure Events of Default.  Pursuant to Part 4(a) of this Schedule, the Merrill Parties shall be provided with all notices under this Agreement, including notices of any Potential Event of Default, Event of Default or Termination Event hereunder.  In the event of a Potential Event of Default or Event of Default in which Party A is, or may become, the Defaulting Party, or a Termination in respect of which Party A is the Affected Party, the Merrill Parties shall be permitted, at their option, to cure such default or termination event, [(if such event of default or termination event is capable of being cured by either Merrill Party [TO BE USED AS FALLBACK])] within any grace period applicable to Party A for such Potential Event of Default, Event of Default or Termination Event.

SIGNATURE PAGE
OF THE
SCHEDULE
TO THE
2002 MASTER AGREEMENT
BETWEEN
RELIANT ENERGY POWER SUPPLY, LLC (“PARTY A”)
AND
(“PARTY B”)

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date specified on the first page hereof.

Reliant Energy Power Supply, LLC

By:	By:
Name:	Name:
Title:	Title:

Exhibit D1

To Credit Sleeve and Reimbursement Agreement

Form of EEI Collateral Annex

Draft for Discussion Purposes Only

Notice:  This proposed draft of the Collateral Annex has been modified from the version posted on the EEI Website as of January 1, 2005 as marked below.

PARAGRAPH 10

to the

COLLATERAL ANNEX

to the

EEI MASTER POWER PURCHASE AND SALE AGREEMENT

CREDIT ELECTIONS COVER SHEET

DATED AS OF

[    T.B.D.    ]

BETWEEN

RELIANT ENERGY POWER SUPPLY, LLC (“Party A”)

AND

                                                                                       (“Party B”)

AND

MERRILL LYNCH COMMODITIES, INC. (“MLCI”)

Paragraph 10.    Elections and Variables

I.              Collateral Threshold.

A.                                    Party A Collateral Threshold.

☐           $                           (the “Threshold Amount”); provided, however, that the Collateral Threshold for Party A shall be zero upon the occurrence and during the continuance of an Event of Default or a Potential Event of Default with respect to Party A; and provided further that, in the event that, and on the date that, Party A cures the Potential Event of Default on or prior to the date that Party A is required to post Performance Assurance to Party B pursuant to a demand made by Party B pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party A shall automatically increase from zero to the Threshold Amount and (ii) Party A shall be relieved of its obligation to post Performance Assurance pursuant to such demand.

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☐           The amount (the “Threshold Amount”) equal to the lower of (i) the maximum amount payable under the guaranty provided by Party A’s Guarantor guaranteeing Party A’s payment obligations hereunder, if any, and (ii) the amount set forth below under the heading “Party A Collateral Threshold” opposite the Credit Rating for Party A’s Guarantor on the relevant date of determination, and if Party A’s Guarantor’s Credit Ratings shall not be equivalent, the [lower/higher] Credit Rating shall govern; provided, however, that the Collateral Threshold for Party A shall be zero if (i) on the relevant date of determination Party A’s Guarantor does not have a Credit Rating from any rating agency specified below or (ii) an Event of Default or a Potential Event of Default with respect to Party A has occurred and is continuing; and provided further that, in the event that, and on the date that, Party A cures the Potential Event of Default on or prior to the date that Party A is required to post Performance Assurance to Party B pursuant to a demand made by Party B pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party A shall automatically increase from zero to the Threshold Amount and (ii) Party A shall be relieved of its obligation to post Performance Assurance pursuant to such demand.

Party A Collateral Threshold	S&P Credit Rating	Moody’s_Credit Rating

$	AA- (or above)	Aa3 (or above)
$	A+ thru A-	A1 thru A3
$	BBB+	Baa1
$	BBB	Baa2
$	BBB-	Baa3
$	BB+	Ba1
$	BB	Ba2
$	BB-	Ba3
$	B+	B1
$	B	B2
$	Below B	Below B2
$	Unrated	Unrated

☐           The amount (the “Threshold Amount”)  set forth below under the heading “Party A Collateral Threshold” opposite the Credit Rating for [Party A][Party A’s Guarantor] on the relevant date of determination, and if [Party A’s][Party A’s Guarantor’s] Credit Ratings shall not be equivalent, the lower Credit Rating shall govern or (b) zero if on the relevant date of determination [Party A][its Guarantor] does not have a Credit Rating from the rating agency(ies) specified below or an Event of Default or a Potential Event of Default with respect to Party A has occurred and is continuing; provided, however, in the event that, and on the date that, Party A cures the Potential Event of Default on or prior to the date that Party A is required to post Performance Assurance to Party B pursuant to a demand made by Party B pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party A shall automatically increase from zero to the Threshold Amount and (ii) Party A shall be relieved of its obligation to post Performance Assurance pursuant to such demand.

Party A Collateral Threshold	Credit Rating	Credit Rating

$	(or above)	(or above)
$
$
$
$	Below	Below

☐                                   The amount of the Guaranty Agreement dated         from         , as amended from time to time but in no event shall Party A’s Collateral Threshold be greater than $              .

2

☐                                   Other — see attached threshold terms

B.                                    Party B Collateral Threshold.

☐                                   $                   (the “Threshold Amount”); provided, however, that the Collateral Threshold for Party B shall be zero upon the occurrence and during the continuance of an Event of Default or a Potential Event of Default with respect to Party B; and provided further that, in the event that, and on the date that, Party B cures the Potential Event of Default on or prior to the date that Party B is required to post Performance Assurance to Party A pursuant to a demand made by Party A pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party B shall automatically increase from zero to the Threshold Amount and (ii) Party B shall be relieved of its obligation to post Performance Assurance pursuant to such demand.

☐                                   The amount (the “Threshold Amount”) equal to the lower of (i) the maximum amount payable under the guaranty provided by Party B’s Guarantor guaranteeing Party B’s payment obligations hereunder, if any and (ii) the amount set forth below under the heading “Party B Collateral Threshold” opposite the Credit Rating for Party B[‘s Guarantor] on the relevant date of determination, and if Party B’s [Guarantor’s] Credit Ratings shall not be equivalent, the [lower/higher] Credit Rating shall govern provided, however, that the Collateral Threshold for Party B shall be zero if (i) on the relevant date of determination Party B[‘s Guarantor] does not have a Credit Rating from any rating agency specified below or (ii) an Event of Default or a Potential Event of Default with respect to Party B has occurred and is continuing; and provided, further that, in the event that, and on the date that, Party B cures the Potential Event of Default on or prior to the date that Party B is required to post Performance Assurance to Party A pursuant to a demand made by Party A pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party B shall automatically increase from zero to the Threshold Amount and (ii) Party B shall be relieved of its obligation to post Performance Assurance pursuant to such demand.

Party B Collateral Threshold	Credit Rating	Credit Rating
$	AA- (or above)	Aa3 (or above)
$	A+ thru A-	A1 thru A3
$	BBB+	Baa1
$	BBB	Baa2
$	BBB-	Baa3
$	BB+	Ba1
$	BB	Ba2
$	BB-	Ba3
$	B+	B1
$	B	B2
$	Below B	Below B2
$	Unrated	Unrated

☐                                   The amount (the “Threshold Amount”) set forth below under the heading “Party B Collateral Threshold” opposite the Credit Rating for [Party B][Party B’s Guarantor] on the relevant date of determination, and if [Party B’s][Party B’s Guarantor’s] Credit Ratings shall not be equivalent, the lower Credit Rating shall govern or (b) zero if on the relevant date of determination [Party B][its Guarantor] does not have a Credit Rating from the rating agency(ies) specified below or an Event of Default or a Potential Event of Default with respect to Party B has occurred and is continuing; provided, however, in the event that, and on the date that, Party B cures the Potential Event of Default on or prior to the date that Party B is required to post Performance Assurance to Party A pursuant to a

3

demand made by Party A pursuant to the provisions of the Collateral Annex on or after the occurrence of such Potential Event of Default, (i) the Collateral Threshold for Party B shall automatically increase from zero to the Threshold Amount and (ii) Party B shall be relieved of its obligation to post Performance Assurance pursuant to such demand:

Party B Collateral Threshold	Credit Rating	Credit Rating
	(or above)	(or above)
$
$
$
$	Below	Below

☐                                   The amount of the Guaranty Agreement dated         from         , as amended from time to time but in no event shall Party B’s Collateral Threshold be greater than $         .

☐                                   Other — see attached threshold terms.

II.            Eligible Collateral and Valuation Percentage.

The following items will qualify as “Eligible Collateral” for the Party specified:

	MLCI (on behalf of Party A and itself)	Party B	Valuation %
(A) Cash	☒	☒	100%
(B) Letters of Credit. 100% of the undrawn portion of such Letter of Credit unless either (i) a Letter of Credit Default shall have occurred and be continuing with respect to such Letter of Credit, or (ii) twenty (20) or fewer Business Days remain prior to the expiration of such Letter of Credit, in which cases the Valuation Percentage shall be zero (0).	☒	☒	100%
(C) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year (“Treasury Bills”)	☒	☒	99%
(D) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than one year but not more than ten years (“Treasury Notes”)	☒	☒	98%
(E) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than ten years (“Treasury Bonds”)	☒	☒	95%

III.           Independent Amount.       (NOT APPLICABLE)

A.                                    Party A Independent Amount.     (NOT APPLICABLE)

4

☐                                   Party A shall have a Fixed Independent Amount of $                  .   If the Fixed Independent Amount option is selected for Party A, then Party A (which shall be a Pledging Party with respect to the Fixed IA Performance Assurance) will be required to Transfer or cause to be Transferred to Party B (which shall be a Secured Party with respect to the Fixed IA Performance Assurance) Performance Assurance with a Collateral Value equal to the amount of such Independent Amount (the “Fixed IA Performance Assurance”).   The Fixed IA Performance Assurance shall not be reduced for so long as there are any outstanding obligations between the Parties as a result of the Agreement, and shall not be taken into account when calculating Party A’s Collateral Requirement pursuant to the Collateral Annex.  Except as expressly set forth above, the Fixed IA Performance Assurance shall be held and maintained in accordance with, and otherwise be subject to, Paragraphs 2, 5(b), 5(c), 6, 7 and 9 of the Collateral Annex.

☐                                   Party A shall have a Full Floating Independent Amount of $                  .    If the Full Floating Independent Amount option is selected for Party A, then for purposes of calculating Party A’s Collateral Requirement pursuant to Paragraph 3 of the Collateral Annex, such Full Floating Independent Amount for Party A shall be added by Party B to its Exposure Amount for purposes of determining Net Exposure pursuant to Paragraph 3(a) of the Collateral Annex.

☐                                   Party A shall have a Partial Floating Independent Amount of $                  .   If the Partial Floating Independent Amount option is selected for Party A, then Party A will be required to Transfer or cause to be Transferred to Party B Performance Assurance with a Collateral Value equal to the amount of such Independent Amount (the “Partial Floating IA Performance Assurance”) if at any time Party A otherwise has a Collateral Requirement (not taking into consideration the Partial Floating Independent Amount) pursuant to Paragraph 3 of the Collateral Annex.   The Partial Floating IA Performance Assurance shall not be reduced so long as Party A has a Collateral Requirement (not taking into consideration the Partial Floating Independent Amount).   The Partial Floating Independent Amount shall not be taken into account when calculating a Party’s Collateral Requirements pursuant to the Collateral Annex.  Except as expressly set forth above, the Partial Floating Independent Amount shall be held and maintained in accordance with, and otherwise be subject to, the Collateral Annex.

B.                                    Party B Independent Amount.       [ (NOT APPLICABLE)  ]

☐                                   Party B shall have a Fixed Independent Amount of $                  .    If the Fixed Independent Amount Option is selected for Party B, then Party B (which shall be a Pledging Party with respect to the Fixed IA Performance Assurance) will be required to Transfer or cause to be Transferred to Party A (which shall be a Secured Party with respect to the Fixed IA Performance Assurance) Performance Assurance with a Collateral Value equal to the amount of such Independent Amount (the “Fixed IA Performance Assurance”).   The Fixed IA Performance Assurance shall not be reduced for so long as there are any outstanding obligations between the Parties as a result of the Agreement, and shall not be taken into account when calculating Party B’s Collateral Requirement pursuant to the Collateral Annex.  Except as expressly set forth above, the Fixed IA Performance Assurance shall be held and maintained in accordance with, and otherwise be subject to, Paragraphs 2, 5(b), 5(c), 6, 7 and 9 of the Collateral Annex.

☐                                   Party B shall have a Full Floating Independent Amount of $                  .     If the Full Floating Independent Amount Option is selected for Party B then for purposes of calculating Party B’s Collateral Requirement pursuant to Paragraph 3 of the Collateral Annex, such Full Floating Independent Amount for Party B shall be added by Party A to its Exposure Amount for purposes of determining Net Exposure pursuant to Paragraph 3(a) of the Collateral Annex.

☐                                   Party B shall have a Partial Floating Independent Amount of $                  .     If the Partial Floating Independent Amount option is selected for Party B, then Party B will be required to Transfer or cause to be Transferred to Party A Performance Assurance with a

5

Collateral Value equal to the amount of such Independent Amount (the “Partial Floating IA Performance Assurance”) if at any time Party B otherwise has a Collateral Requirement (not taking into consideration the Partial Floating Independent Amount) pursuant to Paragraph 3 of the Collateral Annex.   The Partial Floating IA Performance Assurance shall not be reduced for so long as Party B has a Collateral Requirement (not taking into consideration the Partial Floating Independent Amount).   The Partial Floating Independent Amount shall not be taken into account when calculating a Party’s Collateral Requirements pursuant to the Collateral Annex.   Except as expressly set forth above, the Partial Floating Independent Amount shall be held and maintained in accordance with, and otherwise be subject to, the Collateral Annex.

IV.           Minimum Transfer Amount.

A.            Party A Minimum Transfer Amount:             $1

B.            Party B Minimum Transfer Amount:             $1

V.            Rounding Amount.

A.            Party A Rounding Amount:               $250,000

B.            Party B Rounding Amount:               $250,000

VI.           Administration of Cash Collateral.

A.            Party A Eligibility to Hold Cash.

☐                                   Party A shall not be entitled to hold Performance Assurance in the form of Cash.   Performance Assurance in the form of Cash shall be held in a Qualified Institution in accordance with the provisions of Paragraph 6(a)(ii)(B) of the Collateral Annex.  Party A shall pay to Party B in accordance with the terms of the Collateral Annex the amount of interest it receives from the Qualified Institution on any Performance Assurance in the form of Cash posted by Party B.

☒                                  MLCI and its Custodian shall be entitled to hold (and, for the avoidance of doubt, use in accordance with Paragraph 6(a)(ii)) Performance Assurance in the form of Cash on behalf of Party A and the Merrill Parties provided that the following conditions are satisfied:  (1) it is not a Defaulting Party and (2) Cash shall be held only in any jurisdiction within the United States.    To the extent Party A is entitled to hold Cash, the Interest Rate payable to Party B on Cash shall be as selected below:

Party A Interest Rate.

☒          The “Interest Rate” will be at a rate per annum equal to the one month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in The Wall Street Journal.  Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

☐            Other -

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B.            Party B Eligibility to Hold Cash.

☐                                   Party B shall not be entitled to hold Performance Assurance in the form of Cash.  Performance Assurance in the form of Cash shall be held in a Qualified Institution in accordance with the provisions of Paragraph 6(a)(ii)(B) of the Collateral Annex.  Party B shall pay to Party A in accordance with the terms of the Collateral Annex the amount of interest it receives from the Qualified Institution on any Performance Assurance in the form of Cash posted by Party A.

☒                                  Party B shall be entitled to hold Performance Assurance in the form of Cash provided that the following conditions are satisfied:  (1) it is not a Defaulting Party and (2) Cash shall be held only in any jurisdiction within the United States.    To the extent Party B is entitled to hold Cash, the Interest Rate payable to Party A on Cash shall be as selected below:

Party B Interest Rate.

☒                                  The “Interest Rate” will be at a rate per annum equal to the one month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in The Wall Street Journal.  Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

☐            Other -

C.                                    Notwithstanding the foregoing Party A Eligibility to Hold Cash or Party B Eligibility to Hold Cash, MLCI, Party A and Party B hereby covenant and agree that, except at such times as, in the case of Party A, MLCI or ML&Co., or, in the case of Party B, it or its Guarantor, as the case may be, has a Credit Rating of at least Baa2 (Moody’s) or BBB (S&P), in the case of Party A, MLCI, and in the case of Party B, Party B will cause all Performance Assurance received from the other Party to be entered in one or more accounts (each, a “CA Collateral Account”) with a Qualified Institution, each of which accounts may include property of other parties, but will bear a title indicating the Pledging Party’s interest in said account and the Performance Assurance in said account.  In the event the Credit Ratings shall not be equivalent, the lower Credit Rating shall govern.  In addition, the Secured Party may direct the Pledging Party to deliver Eligible Collateral directly into the Secured Party’s CA Collateral Account(s).  The Secured Party may move the CA Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledging Party.  The Secured Party shall cause statements concerning the Performance Assurance to be sent to the Pledging Party on request, which may not be made more frequently than once in each calendar month.

VII.         Notification Time.

☒           Other — 12:00 p.m. Central Standard Time

VIII.        General.

With respect to the Collateral Threshold, Independent Amount, Minimum Transfer Amount and Rounding Amount, if no selection is made in this Cover Sheet with respect to a Party, then the applicable amount in each case for such Party shall be zero (0).  In addition, with respect to the “Administration of Cash Collateral” section of this Paragraph 10, if no selection is made with respect to a Party, then such Party shall not be entitled to hold Performance Assurance in the form of Cash and such Cash, if any, shall be held in a Qualified Institution pursuant to Paragraph 6(a)(ii)(B) of the Collateral Annex.    If a Party is eligible to hold Cash pursuant to a selection in this Paragraph 10 but no Interest Rate is selected, then the Interest Rate for such Party shall be the Federal Funds Effective Rate as defined in Section VI of this Paragraph 10.

 IX.          Additional Amendments to Collateral Annex.

Introductory Paragraph.

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Delete “Paragraph 10 Elections” in the first introductory paragraph and replace it with “Paragraph 10 Cover Sheet”.

Paragraph 1.   Definitions.

The following definitions are amended as set forth below:

The definition of “Letter of Credit” is deleted in its entirety and replaced with the following:

“Letter of Credit” shall mean an irrevocable, transferable, standby Letter of Credit, issued by a Qualified Institution, with such changes to the terms in a form as the issuing bank may require and which is acceptable to the Party in whose favor the Letter of Credit is issued.

The definition of “Notification Time” is amended to add “a.m.” after “11:00”.

The definition of “Performance Assurance” is amended by replacing “6(a)(iv)” with 6(a)(iii)”.

The definition of “Qualified Institution” is deleted in its entirety and replaced with the following:

“Qualified Institution” means a major U.S. commercial bank or a foreign bank that is not an affiliate of any Party to this Agreement with a U.S. branch office which is not the Pledgor (or a subsidiary or Affiliate of the Pledgor) and with a Credit Rating of at least “A-” by S&P and “A3” by Moody’s.

The definition of “Reference Market-maker” is deleted in its entirety and replaced with the following:

“Reference Market-maker” means a leading broker, dealer or published index in the relevant market selected by a Party determining its Exposure in a commercially reasonable manner.  Such leading dealers shall not be parties to this Agreement or Affiliates of a Party to this Agreement.

The definition of “Secured Party” is amended by replacing “3(b)” with “3(a)”.

Paragraph 5.  Reduction and Substitution of Performance Assurance.

Subparagraph 5(a) shall be amended by adding the word “Local” before the words “Business Day in line eighteen.

Paragraph 6.   Administration of Performance Assurance.

Paragraphs 6(a)(i), 6(a)(ii)(A), and 6(a)(ii)(B) are amended by deleting such paragraphs in their entirety.

Paragraph 6(a)(ii) is amended by deleting the last sentence of such section with the words beginning “provided however” and ending “then:” and replacing such words with a period.

The following subparagraph 6(a)(iv) shall be added following subparagraph 6(a)(iii):

(iv)          Distributions.  So long as no Event of Default or  Potential Event of Default with respect to the Pledging Party has occurred and is continuing, and no Early Termination Date for which any unsatisfied payment Obligations of the Pledging Party exist has occurred or been designated as the result of an Event of Default with respect to the Pledging Party, and to the extent that an obligation to Transfer Performance Assurance would not be created or increased by the Transfer, in the event that the Secured Party or its Custodian is holding Treasury Bills, Treasury Notes, or Treasury Bonds (“Treasury PA”) and Secured Party receives or is deemed to receive Distributions on a Local Business Day, the Secured Party will Transfer (or caused to be Transferred) to the Pledging Party such Distributions not later than the following Local Business Day.  On or after the occurrence of a Potential Event of Default or an Event of Default with respect to the Pledging Party or an Early Termination Date as a result of an Event of Default with respect to the Pledging Party, the Secured Party or its Custodian shall retain any such Distributions as additional Performance Assurance hereunder until the obligations of the Pledging Party under the Agreement have been satisfied in the case of an Early Termination Date or for so long as such Event of Default is continuing in the case of an

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Event of Default. For purposes of this paragraph, “Distributions” means with respect to Treasury PA, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Treasury PA under Paragraph 6(ii).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Treasury PA.

Subparagraph 6(b)(iii) is amended by deleting the words “occurrence thereof” and replacing them with the words “Pledging Party’s receipt of notice hereunder” in the fourth line.

Subparagraph 6(c) shall be deleted in its entirety and replaced with the following:

“(c) Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Performance Assurance to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Performance Assurance, or enforce or preserve any rights pertaining thereto.”

“SCHEDULE 1 to Collateral Annex” shall be deleted in its entirety.

Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:	Attn: Credit Risk Management	Telephone:	(713) 497-1052
		Facsimile:	(713) 497-1058
Street Address:
1000 Main St., 11th Floor
Houston, TX 77002

Mailing Address:
P O Box 4455
Houston, TX 77210-4455

With a copy to (other than copies of notices in respect of demands under Paragraphs 4 and 5):

	Merrill Lynch Commodities, Inc.	Telephone:	(713) 544-4975
	20 East Greenway Plaza, 7th Floor	Facsimile:	(713) 544-5551
Houston, Texas 77253-3327
Attn:Legal

Party B:		Telephone:
Facsimile:

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Addresses for Transfers.

Party A: U. S. Dollars	Payment to: For Account of: Account #: Federal ABA#:	JP Morgan Chase Bank, New York, NY Merrill Lynch Commodities, Inc. 323009980 021000021
Party B: U.S. Dollars	Payment to: For Account of: Account #: Federal ABA#:

Other Provisions.

UCC.  Each Party agrees that the provisions of this Agreement supersede and replace in their entirety any requirements of law relating to adequate assurance of future performance, including without limitation Article 2 of the Uniform Commercial Code.  This Collateral Annex is a Security Agreement under the provisions of the Uniform Commercial Code of the State of New York.

Credit Sleeve Provisions.

(i)                                     In connection with the Collateral Assignment described in “Credit Sleeve Provisions” on the Cover Sheet, Party A, Party B and MLCI agree that:

(A)                              Party B shall Transfer all Eligible Collateral required to be Transferred hereunder by Party B directly to the account provided above (“Addresses for Transfer”) for Party A and, any such Transfer, to the extent thereof, shall satisfy Party B’s obligations to make Transfers to Party A hereunder;

(B)                                MLCI shall Transfer all Eligible Collateral required to be Transferred hereunder by Party A directly to the account provided above (“Addresses for Transfer”) for Party B and, any such Transfer, to the extent thereof, shall satisfy Party A’s obligations to make Transfers to Party B hereunder;

(C)                                Party A hereby unconditionally and irrevocably authorizes and directs MLCI to make and receive, on behalf of Party A and the Merrill Parties, and MLCI hereby unconditionally agrees to make and receive, on behalf of Party A and the Merrill Parties, the Transfers described in clauses (A) and (B) above;

(D)                               Party A has pledged and assigned to the Merrill Parties its rights under this Collateral Annex to receive, hold and use the Eligible Collateral transferred to MLCI hereunder in accordance with the terms of this Collateral Annex on behalf of Party A and on behalf of the Merrill Parties in connection with the Collateral Assignment;

(E)                                 Party A and Party B consent to the Collateral Assignment, and agree to perform their obligations, under the Cover Sheet, “Credit Sleeve Provisions”, for the benefit of the Merrill Parties; and

(F)                                 Any amendment, supplement, waiver or other modification of, or any forbearance from exercising any rights with respect to the terms or provisions contained in this Collateral Annex requires the express written consent of Party A, Party B and MLCI.

(ii)                                  MLCI agrees to comply with the confidentiality obligations set forth in Section 10.11, as amended.

(iii)                               All information that is furnished in writing by or on behalf of it to any of the other Parties hereto is, as of the date of the information, true, accurate and complete in every material respect, or, in the case of audited or unaudited financial statements, fairly present the financial condition of the

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relevant entity and have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise indicated in the notes of such financial statements.

(iv)                              Paragraph 5.6 of the Agreement shall be deleted in its entirety and replaced with the following:  “Party B shall make each payment due under this Agreement without deduction, set-off or counterclaim, except (A) as specifically provided in Article 6 of the Agreement, and (B) that Party B, if it is the Non-defaulting Party shall be entitled to set off the Termination Payment owed by Party B to Party A under this Agreement (whether pursuant to Article 6 or under any other provision under this Agreement) against amounts owed by Party A to Party B under this Agreement (whether pursuant to Article 6 or under any other provision under this Agreement).  Party A, or MLCI on its behalf, shall make each payment due under this Agreement without deduction, set-off counterclaim, except (A) as specifically provided in Article 6 of the Agreement, and (B) that Party A, or MLCI on its behalf, if Party A is the Non-defaulting Party shall be entitled to set off the Termination Payment owed by Party A to Party B under this Agreement (whether pursuant to Article 6 or under any other provision under this Agreement) against amounts owed by Party B to Party A under this Agreement (whether pursuant to Article 6 or under any other provision under this Agreement).  For the avoidance of doubt:

(A)           the term “Party A” means Reliant Energy Power Supply, LLC (and any other Person that succeeds to all of the rights and obligations of Reliant Energy Power Supply, LLC under this Agreement in accordance with its terms), and Party A and shall in no event include any of its affiliates or any other Person except as stated above; and

(B)            the term “Party B” means [insert legal name of Party B] (and any other Person that succeeds to all of the rights and obligations of [insert legal name of Party B] under this Agreement in accordance with its terms), and Party B and shall in no event include any of its affiliates or any other Person except as stated above.

(v)                                 Except as provided in the Cover Sheet under “Credit Sleeve Provisions”, the only rights, covenants and obligations in the Agreement that shall be applicable to MLCI are those that are set forth in provisions that either specifically refer to MLCI by name, or that specifically refer to “each of the three parties”.  All of the other provisions in the Agreement that refer to: “Pledging Party”, “Secured Party”, “Defaulting Party”, “Affected Party”, “a Party”, “appropriate party”, “other party”, “the parties”, “both parties”, “each Party”, “either Party” or “neither Party” shall not be interpreted as references to MLCI, but shall be interpreted as references to: Party A; Party B; both Party A and Party B; each of Party A and Party B; either Party A or Party B; or neither Party A nor Party B as is indicated by the context.

(vi)                              MLCI Termination Right.  Each of MLCI’s rights and obligations hereunder, including its rights and obligations to Transfer and receive Performance Assurance, may be terminated at any time by notice by MLCI to Party A and Party B given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by Party A and Party B or such later date as may be specified in such notice; provided that MLCI’s rights and obligations hereunder shall continue in full force and effect, and shall be irrevocable, with respect to any obligation, including its rights and obligations to Transfer and receive Performance Assurance, arising under any Transaction under and as defined in the Agreement entered into prior to the effectiveness of such notice of termination.

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date specified on the first page hereof.

RELIANT ENERGY POWER SUPPLY, LLC

By:	By:
Name:	Name:
Title:	Title:

11

MERRILL LYNCH COMMODITIES, INC.

By:
Name:
Title:

12

Exhibit D2

To Credit Sleeve and Reimbursement Agreement

Form of ISDA Credit Support Annex

PARAGRAPH 13

OF THE

CREDIT SUPPORT ANNEX

DATED AS OF

[    T.B.D.    ]

BETWEEN

RELIANT ENERGY POWER SUPPLY, LLC (“Party A”)

AND

                                                           (“Party B”)

AND

MERRILL LYNCH COMMODITIES, INC. (“MLCI”)

Paragraph 13.  Elections and Variables

(a)                                 Security Interest.  The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A:  None

With respect to Party B:  None

(b)           Credit Support Obligations.

(i)            Delivery Amount, Return Amount and Credit Support Amount.

(A)          “Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)                                “Return Amount” has the meaning specified in Paragraph 3(b).

(C)                                “Credit Support Amount” has the meaning specified in Paragraph 3.

(ii)                                  Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

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	MLCI (on behalf of Party A and itself)	Party B	Valuation %
(A) Cash	☒	☒	100%
(B) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year (“Treasury Bills”)	☒	☒	99%
(C) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than one year but not more than ten years (“Treasury Notes”)	☒	☒	98%
(D) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than ten years (“Treasury Bonds”)	☒	☒	95%

(iii)                               Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified:

	Party A	Party B
Letter of Credit (as defined in Paragraph 13(j))	☒	☒

The Valuation Percentage shall be 100% of the Value of the Other Eligible Support unless (i) a Letter of Credit Default shall apply with respect to such Letter of Credit, or (ii) twenty (20) or fewer Business Days remain prior to the expiration of such Letter of Credit, in either of which case the Valuation Percentage shall be zero (0).

(iv)          Thresholds.

(A)                              “Independent Amount” means with respect to Party A:             None

“Independent Amount” means with respect to Party B:              None

(B)                                “Threshold”

For Party A, “Threshold” shall mean the amount (the “Credit Amount”) equal to the lower of (i) the maximum amount payable under guaranty provided by Party A’s Credit Support Provider guaranteeing Party A’s payment obligations hereunder, if any, and (ii) the amount set forth below under the heading “Party A Threshold” opposite the Credit Rating for Party A’s Credit Support Provider on the relevant date of determination, and if Party A’s Credit Support Provider’s Credit Ratings shall not be equivalent, the [lower/higher] Credit Rating shall govern; provided, however, that the Threshold for Party A shall be zero if (i) on the relevant date of determination Party A’s Credit Support Provider does not have a Credit Rating from any rating agency specified below or (ii) an Event of

2

Default, Potential Event of Default with respect to Party A has occurred and is continuing; and provided further that, in the event that, and on the date that, Party A cures the Potential Event of Default on or prior to the date that Party A is required to post a Credit Support Amount to Party B pursuant to a demand made by Party B pursuant to the provisions of the Credit Support Annex on or after the occurrence of such Potential Event of Default, (i) the Threshold for Party A shall automatically increase from zero to the Credit Amount and (ii) Party A shall be relieved of its obligation to post the Credit Support Amount pursuant to such demand.

Party A Threshold	S&P Credit Rating	Moody’s Credit Rating
	AA-(or above)	Aa3 (or above)
	A+ thru A-	A1 thru A3
	BBB+	Baa1
	BBB	Baa2
	BBB-	Baa3
	BB+	Ba1
	BB	Ba2
	BB-	Ba3
	B+	B1
	B	B2
	Below B	Below B2
	Unrated	Unrated

For Party B, “Threshold” shall mean the amount (the “Credit Amount”) equal to the lower of (i) the maximum amount payable under guaranty provided by Party B’s Credit Support Provider guaranteeing Party B’s payment obligations hereunder, if any, and (ii) the amount set forth below under the heading “Party B Threshold” opposite the Credit Rating for Party B’s Credit Support Provider on the relevant date of determination, and if Party B’s Credit Support Provider’s Credit Ratings shall not be equivalent, the [lower/higher] Credit Rating shall govern; provided, however, that the Threshold for Party B shall be zero if (i) on the relevant date of determination Party B’s Credit Support Provider does not have a Credit Rating from any rating agency specified below or (ii) an Event of Default, Potential Event of Default with respect to Party B has occurred and is continuing; and provided further that, in the event that, and on the date that, Party B cures the Potential Event of Default on or prior to the date that Party B is required to post a Credit Support Amount to Party A pursuant to a demand made by Party A pursuant to the provisions of the Credit Support Annex on or after the occurrence of such Potential Event of Default, (i) the Threshold for Party B shall automatically increase from zero to the Credit Amount and (ii) Party B shall be relieved of its obligation to post the Credit Support Amount pursuant to such demand.

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Party B Threshold	S&P Credit Rating	Moody’s Credit Rating
	AA- (or above)	Aa3 (or above)
	A+ thru A-	A1 thru A3
	BBB+	Baa1
	BBB	Baa2
	BBB-	Baa3
	BB+	Ba1
	BB	Ba2
	BB-	Ba3
	B+	B1
	B	B2
	Below B	Below B2
	Unrated	Unrated

(C)	“Minimum Transfer Amount” means with respect to Party A: $1
“Minimum Transfer Amount” means with respect to Party B: $1

(D)	“Rounding”. The Delivery Amount will be rounded up, and the Return Amount will be rounded down, in each case to the nearest integral multiple of $250,000.

(c)           Valuation and Timing.

(i)                                     “Valuation Agent” means , for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3; for purposes of Paragraph 4(d), the Secured Party for purposes of calculating the Value of the Substitute Credit Support and Posted Credit Support involved in the substitution; and for purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable; provided that in all cases, if an Event of Default or Potential Event of Default has occurred and is continuing with respect to the party designated as the Valuation Agent, then in such case, and for so long as the Event of Default or Potential Event of Default continues, the other party shall be the Valuation Agent

(ii)                                  “Valuation Date” means each day which is a Local Business Day for Party A, Party B and MLCI.

(iii)                               “Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)                              “Notification Time” means 12:00 p.m., Central time, on a Local Business Day.

(d)                                 Conditions Precedent and Secured Party’s Rights and Remedies. There shall be no “Specified Condition” with respect to Party A or Party B.

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(e)           Substitution.

(i)            “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                                  “Consent”. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable, unless Eligible Credit Support is being substituted.

(f)            Dispute Resolution.

(i)                                     “Resolution Time” means 12:00 p.m., Central time, on second Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)                                  “Value”.  For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: (i) in the case of Cash, the face amount thereof; (ii) in the case of Letters of Credit, the undrawn currently-available amount thereunder, unless a Letter of Credit Default exists with respect to such Letter of Credit, in which case the Value of such Letter of Credit shall be zero.

(iii)                               “Alternative”.  The provisions of Paragraph 5 will apply, except that (i)(B) shall be deleted and the following substituted therefor:

(B) calculating the Exposure for the Transaction(s) in dispute by each party seeking quotations at mid-market from four Reference Market-makers.  Each party shall disregard the “highest” and the “lowest” quotations obtained and take the arithmetic average of the remaining two, to come up with an average “Market Price” for the disputed Transaction(s). Each party’s average Market Price shall then be averaged to obtain an “Average Market Price” which shall be the price used to calculate the Exposure related to the disputed Transaction(s). If less than four (but at least one) quotations are available to a party with respect to a disputed Transaction(s), then such party shall take the arithmetic average of the obtained quotations to calculate such party’s average Market Price. If no quotations are available for a particular Transaction(s), then the Valuation Agent’s original calculations will be used for such Transaction(s);

(g)           Holding and Using Posted Collateral.

(i)                                     “Eligibility to Hold Posted Collateral; Custodians”.

MLCI and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b) on behalf of Party A and the Merrill Parties; provided that the following conditions applicable to it are satisfied:

(A)          Party A is not a Defaulting Party.

(B)                                Posted Collateral may be held only in the United States.

Party B and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)          Party B is not a Defaulting Party.

(B)           Posted Collateral may be held only in the United States.

5

Notwithstanding the foregoing, MLCI, Party A and Party B hereby covenant and agree that, except at such times as, in the case of Party A, MLCI or ML&Co., or, in the case of Party B, it or its Credit Support Provider, as the case may be, has a Credit Rating of at least Baa2 (Moody’s) or BBB (S&P), in the case of Party A, MLCI, and in the case of Party B, Party B will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a “CSA Collateral Account”) with a Qualified Institution, each of which accounts may include property of other parties, but will bear a title indicating the Pledgor’s interest in said account and the Posted Collateral in said account.  In the event the Credit Ratings shall not be equivalent, the lower Credit Rating shall govern.  In addition, the Secured Party may direct the Pledgor to deliver Eligible Collateral directly into the Secured Party’s CSA Collateral Account(s).  The Secured Party may move the CSA Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor.  The Secured Party shall cause statements concerning the Posted Collateral to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

(ii)                                  “Use of Posted Collateral”. Unless Posted Collateral is required to be held in a CSA Collateral Account pursuant to clause (i) above, the provisions of Paragraph 6(c) will apply to (A) MLCI as “Secured Party” on behalf of Party A and the Merrill Parties and (B) Party B.

(h)           Distributions and Interest Amount.

(i)                                     “Interest Rate”.  The “Interest Rate” will be at a rate per annum equal to the one month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in The Wall Street Journal.  Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

(ii)                                  “Transfer of Interest Amount”. The Transfer of the Interest Amount will be made on the second Local Business Day following each calendar month, and on any Local Business Day that Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), upon receipt of an invoice.

(iii)          Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(i)                                    Additional Representation(s).  Each party represents to the other in accordance with Paragraph 9 that it is not and will not become a party to or otherwise be bound by any agreement, other than this Agreement, or any Master Netting Agreement or similar Agreement thereto (to which the three parties hereto are parties thereto), which restricts in any manner the rights of any present or future holder of any of the Posted Collateral with respect hereto.

(j)                                    Other Eligible Support and Other Posted Support.

(i)                                     “Value” with respect to Other Eligible Support and Other Posted Support means the stated amount (undrawn portion) of any Letter of Credit maintained by the Pledgor (or its Credit Support Provider) for the benefit of the Secured Party, unless a Letter of Credit Default exists with respect to such Letter of Credit, in which case the Value of such Letter of Credit shall be zero.

(ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support means:

6

(A)                              For purposes of Paragraph 3(a), delivery of the Letter of Credit by the Pledgor or issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement, or delivery of an executed amendment to such Letter of Credit (extending the term or increasing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement; and,

(B)                                For purposes of Paragraph 3(b), by the return of an outstanding Letter of Credit by the Secured Party to the Pledgor, at the address of the Pledgor specified in the Notices Section of this Agreement, or delivery of an executed amendment to the Letter of Credit in form and substance satisfactory to the Pledgor (reducing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the Secured Party’s address specified in the Notices Section of this Agreement. If a Transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.

(iii)          “Letter of Credit Provisions”.

Other Eligible Support and Other Posted Support in the form of a Letter of Credit shall be subject to the following provisions:

(A)                              Unless otherwise agreed in writing by the parties, each Letter of Credit shall be Transferred in accordance with the provisions of this Annex, and the Secured Party shall be the named beneficiary under each Letter of Credit.  The Pledgor shall (i) cause the renewal of each Transferred Letter of Credit on a timely basis as provided in the relevant Letter of Credit in order to maintain the then-applicable Credit Support Amount requirements, (ii) if the issuer of a Letter of Credit previously Transferred to the Secured Party has indicated its intent not to renew such Letter of Credit, Transfer a substitute Letter of Credit or other Eligible Collateral having the same Value, and (iii) if the issuer of a Letter of Credit shall commit a Letter of Credit Default of the type specified in clause (ii) or (iii) of the definition thereof (including but not limited to such issuer’s failure to honor the Secured Party’s properly documented request to draw thereon), Transfer for the benefit of the Secured Party Eligible Collateral within one (1) Local Business Day after the Pledgor receives notice of such dishonor, provided that, at the time the Pledgor is required to perform in accordance with (i), (ii), or (iii) above, the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount.

(B)                                The Pledgor may, at its option, Transfer a Letter of Credit by (A) causing the issuing bank to execute an amendment increasing the outstanding amount available for drawing under a previously Transferred Letter of Credit or (B) establishing one or more additional Letters of Credit.  If (i) the Pledgor shall fail to cause the issuing bank to renew, substitute, or sufficiently increase the amount of a Transferred Letter of Credit, Transfer one or more additional Letters of Credit, or otherwise Transfer sufficient Eligible Credit Support and (ii) the Delivery Amount applicable to the Pledgor equals or exceeds the

7

Pledgor’s Minimum Transfer Amount as a result of such failure, then the Secured Party may draw on the entire, undrawn portion of any Transferred Letter of Credit upon submission to the bank issuing such Letter of Credit an L/C Certificate specifying the amounts due and owing to the Secured Party in accordance with the stated requirements of the Letter of Credit. The Pledgor shall remain liable for any amounts due and owing to the Secured Party and remaining unpaid after the application of the amounts so drawn by the Secured Party.

(C)                                Upon the occurrence of a Letter of Credit Default solely of the type specified in clause (i) of the definition thereof, the Pledgor agrees to deliver a substitute Letter of Credit or other Eligible Credit Support to the Secured Party in an amount at least equal to that of the Letter of Credit to be substituted on or before the first (1st) Business Day after written demand by the Secured Party.

(D)                               Notwithstanding Paragraph 10, in all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and external attorney’s fees of the Secured Party) of (i) causing an issuing bank to establish, renew, substitute, cancel, increase or reduce the amount available for drawing under (as the case may be) one or more Letters of Credit or (ii) the Secured Party in exercising any of its rights, powers or obligations under Paragraph 13(m) shall be borne by the Pledgor.

(iv)          “Certain Rights and Remedies”.

Secured Party’s Rights and Remedies. For purposes of Paragraph 8(a)(ii), the Secured Party may draw on any Transferred Letter of Credit in an aggregate amount equal to any amounts payable by the Pledgor with respect to any Obligations and hold or apply the proceeds thereof in accordance with the Agreement.

(v)                                 “Additional Definitions”.  As used in this Annex:

“Credit Rating” shall mean, with respect to a party or entity on any date of determination, the respective rating then assigned to such party’s or entity’s unsecured, senior long-term debt or deposit obligations (not supported by third-party credit enhancement) by S&P or Moody’s, as applicable; and if no rating is assigned to such party’s or entity’s unsecured, senior, long-term debt or deposit obligations by any of S&P or Moody’s, the general issuer credit rating or long-term issuer rating, as applicable, assigned by such rating agencies to such party or entity.

“Letter of Credit” shall mean an irrevocable, transferable, standby Letter of Credit, issued by a Qualified Institution, with such changes to the terms in a form as the issuing bank may require and which is acceptable to the party in whose favor the Letter of Credit is issued.

“Letter of Credit Default” shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the issuer of such Letter of Credit shall fail to maintain a Credit Rating of at least “A-” by S&P or “A3” by Moody’s; (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (iv) such Letter of Credit shall expire or terminate, or shall fail or cease to be in full force and effect, prior to the stated expiration date on the Letter of Credit; or (v) any event analogous to an event specified in Section 5(a)(vii)

8

of this Agreement shall occur with respect to the issuer of such Letter of Credit provided, however, that no Letter of Credit Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Annex.

“Moody’s” means Moody’s Investors Services, Inc. or its successor.

“Qualified Institution” means a major U.S. commercial bank or a foreign bank that is not an affiliate of any party to this Agreement with a U.S. branch office which is not the Pledgor (or a subsidiary or Affiliate of the Pledgor) and with a Credit Rating of at least “A-” by S&P or “A3” by Moody’s.

“Reference Market-maker” means a leading broker, dealer or published index in the relevant market selected by a party determining its Exposure in a commercially reasonable manner.  Such leading dealers shall not be parties to this Agreement or Affiliates of a party to this Agreement.

“Security Agreement” shall mean an agreement which creates or provides for a security interest.

“S&P” means the Standard & Poor’s Rating Services, a Division of The McGraw-Hill Companies, Inc., or its successor.

(k)                               Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:	Attn: Credit Risk Management	Telephone:	(713) 497-1052
		Facsimile:	(713) 497-1058
Street Address:
1000 Main St., 11th Floor
Houston, TX 77002 Mailing Address:
P O Box 4455
Houston, TX 77210-4455

With a copy to (other than copies of notices in respect of demands under Paragraph 3):
Telephone:
Facsimile:
Merrill Lynch Commodities, Inc
20 East Greenway Plaza, 7th Floor
Houston, Texas 77253-3327 Attn: Legal
Fax: 713-544-5551
Phone: 713-544-4975
Party B:		Telephone:
Facsimile:

9

(l)                                    Addresses for Transfers.

Party A:	Payment to:	JP Morgan Chase Bank,
U. S. Dollars		New York, NY
	For Account of:	Merrill Lynch Commodities, Inc.
	Account #:	323009980
	Federal ABA#:	021000021

Party B:	Payment to:
U.S. Dollars
	For Account of:
	Account #:
	Federal ABA#:

(m)          Other Provisions.

(i)                                  Paragraph 6(d)(i)is hereby amended by adding the following sentence:

“Subject to Paragraph 4(a) and only to the extent contemplated in the previous sentence, if a Secured Party receives or is deemed to receive Distributions on a day that is not a Local Business Day, or after its close of business on a Local Business Day, it will Transfer Distributions to the Pledgor on the second following Local Business Day.”

(ii)                              Paragraph 7 is amended as follows: In clause (i), the words “and/or Other Eligible Support” are inserted on line 1 after the words “of Eligible Collateral”.

(iii)                          This Credit Support Annex is a Security Agreement under the provisions of the Uniform Commercial Code of the State of New York.

(iv)                          Power of Attorney.  If the Pledgor fails (i) to execute and deliver to the Secured Party such financing statements, specific assignments, or other documents as provided in Paragraph 11(b) or (ii) to do such other things relating to any Posted Collateral as the Secured Party may reasonably request in order to protect and maintain its security interest in such Posted Collateral and to protect, preserve, and realize upon such Posted Collateral, then the Secured Party is hereby authorized (but not required) by the Pledgor to complete and execute such financing statements, specific assignments, and other documents as the Secured Party deems necessary or appropriate for such purposes. The Pledgor hereby appoints the Secured Party, during the term of this Agreement, as the Pledgor’s agent and attorney-in-fact to complete and execute such financing statements, specific assignments and other documents and to perform all other acts which the Secured Party may deem necessary or appropriate to protect and maintain its security interest in any Posted Collateral and to protect, preserve, and realize upon such Posted Collateral. The power-of-attorney granted herein to the Secured Party is coupled with an interest and is irrevocable during the term of this Agreement.

(v)                                UCC.  Each party agrees that the provisions of this Agreement supersede and replace in their entirety any requirements of law relating to adequate assurance of future performance, including without limitation Article 2 of the Uniform Commercial Code.

10

(vi)                            References throughout this Credit Support Annex to “Swap Transactions” are deleted.

(vii)                        The definition of “Exposure” in Paragraph 12 of the Annex is hereby amended to read in its entirety as follows:

‘Exposure’ means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) United States Dollars is the Termination Currency; provided that for purposes of determining Exposure, the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (x) the material terms of the Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)); and (y) the option rights of the parties in respect of the Transactions.

(n)           Credit Sleeve Provisions.

(i)                                  In connection with the enhanced credit structure provided by MLCI and Merrill Lynch & Co., Inc (together with MLCI, the “Merrill Parties”) to Party A described in Part 9 of the Schedule, Party A, Party B and MLCI agree that:

(A)                              Party B shall Transfer all Eligible Credit Support required to be Transferred hereunder by Party B directly to the account provided in paragraph 13(l) for Party A and, any such Transfer, to the extent thereof, shall satisfy Party B’s obligations to make Transfers to Party A hereunder;

(B)                                MLCI shall Transfer all Eligible Credit Support required to be Transferred hereunder by Party A directly to the account provided in paragraph 13(l) for Party B and, any such Transfer, to the extent thereof, shall satisfy Party A’s obligations to make Transfers to Party B hereunder;

(C)                                Party A hereby unconditionally and irrevocably authorizes and directs MLCI to make and receive, on behalf of Party A and the Merrill Parties, and MLCI hereby unconditionally agrees to make and receive, on behalf of Party A and the Merrill Parties, the Transfers described in clauses (A) and (B) above;

(D)                               Party A has pledged and assigned to the Merrill Parties its rights under this Credit Support Annex to receive, hold and use the Eligible Credit Support transferred to MLCI hereunder in accordance with the terms of this Credit Support Annex on behalf of Party A and on behalf of the Merrill Parties in connection with the Collateral Assignment;

(E)                                 Party A and Party B consent to the Collateral Assignment, and agree to perform their obligations, under Part 9 of the Schedule for the benefit of the Merrill Parties;

(F)                                 Any amendment, supplement, waiver or other modification of, or any

11

forbearance from exercising any rights with respect to the terms or provisions contained in this

Credit Support Annex requires the express written consent of Party A, Party B and MLCI; and

(G)                                Each of MLCI and Party B makes the representations to the other party set forth in Paragraph 9 of this Credit Support Annex.

(ii)                              MLCI agrees to comply with the confidentiality obligations described in Part 5(j) of the Schedule.

(iii)                          All information that is furnished in writing by or on behalf of it to any of the other parties hereto is, as of the date of the information, true, accurate and complete in every material respect, or, in the case of audited or unaudited financial statements, fairly present the financial condition of the relevant entity and have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise indicated in the notes of such financial statements. [Note: This provisions should be consistent with Section 3(d) of the ISDA Master Agreement as modified by the Schedule.]

(iv)                            Set-off.  Paragraph 6(f) of the Agreement shall be deleted in its entirety and replaced with the following: “Party B shall make each payment due under this Agreement without deduction, set-off or counterclaim, except (A) as specifically provided in Section 2 of the Agreement, and (B) that Party B, if it is the Non-defaulting or Non-affected Party, shall be entitled to set off the Early Termination Amount owed by Party B to Party A under this Agreement (whether pursuant to Section 6 or under any other provision under this Agreement) against amounts owed by Party A to Party B under this Agreement (whether pursuant to Section 6 or under any other provision under this Agreement).  Party A, or MLCI on its behalf, shall make each payment due under this Agreement without deduction, set-off or counterclaim, except (A) as specifically provided in Section 2 of the Agreement, and (B) that Party A, or MLCI on its behalf, if Party A is the Non-defaulting or Non-affected Party, shall be entitled to set off the Early Termination Amount owed by Party A to Party B under this Agreement (whether pursuant Section 6 or under any other provision under this Agreement) against amounts owed by Party B to Party A  under this Agreement (whether pursuant to Section 6 or under any other provision under this Agreement).  For the avoidance of doubt:

(A)                              the term “Party A” means Reliant Energy Power Supply, LLC (and any other Person that succeeds to all of the rights and obligations of Reliant Energy Power Supply, LLC under this Agreement in accordance with its terms), and ‘Party A’ and shall in no event include any of its affiliates or any other Person except as stated above; and

(B)                                the term “Party B” means [insert legal name of Party B] (and any other Person that succeeds to all of the rights and obligations of [insert legal name of Party B] under this Agreement in accordance with its terms), and ‘Party B’ and shall in no event include any of its affiliates or any other Person except as stated above.

(v)                                Except as provided in Part 9(a) of the Schedule, the only rights, covenants and obligations in the Agreement that shall be applicable to MLCI are those that are set forth in provisions that either specifically refer to MLCI by name, or that specifically refer to “each of the three parties”.  All of the other provisions in the Agreement that refer to: “Pledgor”, “Secured Party”, “Valuation Agent”, “Defaulting Party”, “Affected Party”, “Disputing Party”, “a party”, “appropriate party”, “other party”, “the

12

parties”, “both parties”, “each party”, “either party” or “neither party” shall not be interpreted as references to MLCI, but shall be interpreted as references to: Party A; Party B; both Party A and Party B; each of

Party A and Party B; either Party A or Party B; or neither Party A nor Party B as is indicated by the context.

(vi)                            MLCI Termination Right.  Each of MLCI’s rights and obligations hereunder, including its rights and obligations to Transfer and receive Eligible Credit Support, may be terminated at any time by notice by MLCI to Party A and Party B given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by MLCI or such later date as may be specified in such notice; provided that MLCI’s rights and obligations hereunder shall continue in full force and effect, and shall be irrevocable, with respect to any obligation, including its rights and obligations to Transfer and receive Eligible Credit Support, arising under any Transaction under and as defined in the Agreement entered into prior to the effectiveness of such notice of termination.

13

SIGNATURE PAGE

TO

PARAGRAPH 13

OF THE

CREDIT SUPPORT ANNEX

AMONG

RELIANT ENERGY POWER SUPPLY, LLC (PARTY “A”)

AND

                                                    (PARTY “B”)

AND

MERRILL LYNCH COMMODITIES, INC. (“Merrill”)

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date specified on the first page hereof.

RELIANT ENERGY POWER SUPPLY, LLC

By:	By:

Name:	Name:

Title:	Title:

MERRILL LYNCH COMMODITIES, INC.

By:

Name:

Title:

14

Exhibit E1
To Credit Sleeve and Reimbursement Agreement
Reliant Energy — Retail Risk Policy

[***]

***      The content of this Exhibit E1 (consisting of 16 pages) has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E2
To Credit Sleeve and Reimbursement Agreement
Reliant Energy-Wholesale Risk Control Policy

[***]

***      The content of this Exhibit E2 (consisting of 35 pages) has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F
To Credit Sleeve and Reimbursement Agreement
ERCOT Asset List

[***]

***      The content of this Exhibit F (consisting of 1 page) has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G
To Credit Sleeve and Reimbursement Agreement
Joinder Agreement

FORM OF JOINDER AGREEMENT
([Subsidiary])

This JOINDER AGREEMENT dated as of [date] (this “Agreement”), is among the undersigned and the other parties to each of the agreements listed on Schedule A attached hereto (each a “Joined Agreement” and together the “Joined Agreements”).  With respect to each Joined Agreement, the undersigned hereby agrees with the parties thereto as follows:

Effective as of the date hereof, the undersigned by its signature below hereby becomes a party to each Joined Agreement in the capacity indicated on Schedule A attached hereto, in each case in accordance with the applicable provisions of such Joined Agreement for parties joining such Joined Agreement, if any, and, without limiting the joinder requirements of any Joined Agreement, the undersigned hereby (a) assumes all the obligations under each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder, (b) agrees to be bound by the provisions of each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder as if the undersigned had been an original party thereto, and (c) confirms that, after joining each Joined Agreement as set forth above, the representations and warranties set forth in each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder are true and correct in all material respects as of the date hereof; provided however, that the undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under any Joined Agreement applicable to the undersigned in its capacity thereunder which accrue prior to the date hereof to the extent the same is expressly set forth on Schedule A attached hereto with respect to such Joined Agreement.

To the extent required by the terms of each Joined Agreement, the joinder of the undersigned to such Joined Agreement as provided herein is acknowledged and agreed below by the applicable parties thereto.  This Agreement shall be construed as a separate agreement with the parties to each Joined Agreement, and no party to this Agreement that is not a party to such Joined Agreement shall have any rights with respect to such Joined Agreement by virtue of this Agreement.

This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  As expressly supplemented hereby, each Joined Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT AND THE JOINED AGREEMENTS REPRESENT THE FINAL AGREEMENT AMONG THE APPLICABLE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO ANY JOINED AGREEMENT.

[signatures follow]

IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the      day of       ,       .

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and Agreed:

[ ]

By:
Name:
Title:

Signature Page to Joinder Agreement

Schedule A

Joined Agreements

Counterparties	Agreement	Capacity Joined	Liability
Merrill Lynch & Co., Inc. (“ML&Co”), a Delaware corporation, and Merrill Lynch Commodities, Inc. (“MLCI”), a Delaware corporation.

Credit Sleeve and Reimbursement Agreement dated as of September 24, 2006 (the “CSRA”), among Reliant Energy Power Supply, LLC, and the Other Reliant Retail Obligors listed on the signature pages thereto, on one hand, and ML&Co and MLCI, on the other hand, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time .

Other Reliant Retail Obligor

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the CSRA which accrue prior to the date hereof.

Merrill Lynch Capital Corporation, a Delaware corporation (“MLCC”).

Working Capital Facility dated as of September 24, 2006 (the “WCF”), among MLCC, as Lender, REPS, as Borrower, and the Other Reliant Retail Obligors, as Guarantors, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Additional Guarantor

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the WCF which accrue prior to the date hereof.

Reliant Energy, Inc., a Delaware corporation (“REI”), Reliant Energy Corporate Services, LLC, a Delaware limited liability company) (“RECS”), Reliant Energy Solutions East, LLC, a Delaware limited liability company (“RESE” and together with REI and RECS, the “Reliant Counterparties”),

Master Services Agreement dated as of September 24, 2006 (the “MSA”), among the Reliant Counterparties and the Retail Companies listed on the signature pages thereto, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Retail Company

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the MSA which accrue prior to the date hereof.

Reliant Counterparties

Transition Agreement dated as of December 1, 2006 (the “Transition Agreement”), among the Reliant Counterparties and the Retail Companies listed on the signature pages thereto, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Retail Company

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the Transition Agreement which accrue prior to the date hereof.

Exhibit H
To Credit Sleeve and Reimbursement Agreement
Form of Compliance Certificate

FORM OF COMPLIANCE CERTIFICATE

To:          Merrill Lynch Commodities, Inc., a Delaware corporation, as Sleeve Provider

This Compliance Certificate is furnished pursuant to that certain Credit Sleeve and Reimbursement Agreement, dated as of September 24, 2006, as amended and restated in connection with the occurrence of the Effective Date as of December 1, 2006 (as the same may be further amended or otherwise modified from time to time, the “Agreement”), among Reliant Energy Power Supply, LLC, a Delaware limited liability company (“REPS”), the Other Reliant Retail Obligors specified therein (together with REPS, the “Reliant Retail Obligors”), Merrill Lynch Commodities Inc., a Delaware corporation, as Sleeve Provider, and Merrill Lynch & Co., Inc., a Delaware corporation (“ML&Co.”, and together with the Sleeve Provider, the “Merrill Parties”).  Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                       I am the duly elected                    of RERH Holdings, LLC.

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Reliant Retail Obligors during the accounting period covered by the attached financial statements.

3.             The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event constituting a Default with respect to a Reliant Event of Default, as such term is defined under the Agreement.

4.             Exhibit A attached hereto includes certain financial statements required under the terms of the Agreement, all of which financial statements are true, complete and correct in all material respects.

5.             The aggregate amount of all individual asset sales with gross cash proceeds in an amount greater than $500,000, but less than $5,000,000, is $                         for the quarter ending                         . The aggregate amount of all such individual asset sales since December 1, 2006, is $                              .

The foregoing certifications, together with the financial statements attached as Exhibit A hereto, are made and delivered this                 day of                  , 20      .

RERH Holdings, LLC

Name:
Title:

EXHIBIT A TO COMPLIANCE CERTIFICATE
FINANCIAL STATEMENTS

Exhibit I1
To Credit Sleeve and Reimbursement Agreement
Sleeve Provider Employees with Access to Data

[***]

***      The content of this Exhibit I1 (consisting of 2 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit I2
To Credit Sleeve and Reimbursement Agreement
Reliant Employees with Access to Data

[***]

***      The content of this Exhibit I2 (consisting of 7 pages) has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.